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TABLE OF CONTENTS Prospectus Supplement

As filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-220132

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2017

Preliminary Prospectus Supplement
(To Prospectus dated August 31, 2017)

2,750,000 Shares

TACTILE SYSTEMS TECHNOLOGY, INC.

Common Stock

        The selling stockholders named in this prospectus supplement are offering 2,750,000 shares of our common stock. See "Selling Stockholders." We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

        Our common stock is listed on The NASDAQ Global Market under the symbol "TCMD." On September 11, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $35.19 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$

Proceeds, before expenses, to the selling stockholders	$	$

        The underwriters have the option to purchase up to 412,500 additional shares from the selling stockholders at the public offering price, less the underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated or deemed incorporated by reference herein to read about factors you should consider before making a decision to invest in our common stock.

        We are an "emerging growth company" as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        If all of the shares are not sold at the public offering price, the underwriter may change the offering price and may offer shares from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or otherwise.

        The underwriters expect to deliver the shares of our common stock against payment in New York, New York on or about                    , 2017.

Joint Book-Running Managers
William Blair	Piper Jaffray

Joint Passive Book-Running Manager

Guggenheim Securities

Co-Manager

Canaccord Genuity

The date of this prospectus supplement is                                    , 2017.

Prospectus Supplement

Prospectus

        We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we prepare or authorize. We have not, and neither the selling stockholders nor the underwriters have, authorized anyone to give you any other information, and we do not take, and neither the selling stockholders nor the underwriters take, any responsibility for any other information that others may give you. We are not, and neither the selling stockholders nor the underwriters are, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus we prepare or authorize is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock. The second part is the accompanying prospectus dated August 31, 2017, which is part of our Registration Statement on Form S-3 (Registration No. 333-220132). The accompanying prospectus contains a description of our capital stock and gives more general information, some of which may not apply to the shares of our common stock offered hereby. The accompanying prospectus also incorporates by reference documents that are described under "Where You Can Find More Information" in that prospectus.

        This prospectus supplement may add to, update or change the information in the accompanying prospectus and the documents incorporated by reference herein or therein. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein or therein, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus or the documents incorporated by reference.

        It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement.

        Neither we nor the selling stockholders nor the underwriters are making an offer of the shares of our common stock in any jurisdiction where the offer or sale is not permitted. See "Underwriting."

        References in this prospectus supplement to "Tactile", "we", "our", "us" and "the Company" refer to Tactile Systems Technology, Inc., a Delaware corporation, and its wholly-owned subsidiary.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "ongoing," "plan," "potential," "predict," "project," "should," "target," "will," "would," or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors contained herein, discussed throughout our SEC reports, and in particular those factors referenced in the section "Risk Factors" of our most recent Annual Report on Form 10-K and of our subsequent Quarterly Reports on Form 10-Q (including any amendments thereto), which are incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

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        Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:

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  our expectations regarding the potential market size and widespread adoption of our products;

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  our ability to increase awareness of lymphedema and chronic venous insufficiency and to demonstrate the clinical and economic benefits of our solutions to clinicians and patients;

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  developments and projections relating to our competitors or our industry;

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  the expected growth in our business and our organization, including outside of the United States;

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  our ability to achieve and maintain adequate levels of coverage or reimbursement for our products and the effect of changes to the level of Medicare coverage;

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  our financial performance, our estimates of our expenses, future revenues, capital requirements and our needs for, or ability to obtain, additional financing;

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  our ability to retain and recruit key personnel, including the continued development and expansion of our sales and marketing organization;

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  our ability to obtain an adequate supply of components for our products from our third party suppliers;

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  our ability to obtain and maintain intellectual property protection for our products or avoid claims of infringement;

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  our ability to identify and develop new products;

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  our compliance with extensive government regulation;

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  the volatility of our stock price; and

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  our expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

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SUMMARY

        This summary highlights information appearing elsewhere in and incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated herein by reference, including the financial data and related notes and the sections entitled "Risk Factors."

Our Company

Business Overview

        We are a medical technology company that develops and provides innovative medical devices for the treatment of chronic diseases. Our mission is to help people suffering from chronic diseases live better and care for themselves at home. We focus our efforts on advancing the standard of care in treating chronic diseases in the home setting to improve patient outcomes and quality of life and help control rising healthcare expenditures. Our initial area of therapeutic focus is vascular disease, with a goal of advancing the standard of care in treating lymphedema and chronic venous insufficiency. We possess a unique, scalable platform to deliver at-home healthcare solutions throughout the United States. This evolving home care delivery model is recognized by policy-makers and insurance payers as a key for controlling rising healthcare costs. Our solutions deliver cost-effective, clinically proven, long-term treatment for patients with these chronic diseases.

        Our proprietary products are the Flexitouch, Entre, and Actitouch systems. A predecessor to our Flexitouch system received 510(k) clearance from the U.S. Food and Drug Administration, or the FDA, in July 2002, and we introduced the system to address the many limitations of self-administered home-based manual lymphatic drainage therapy. We began selling our more advanced Flexitouch system after receiving 510(k) clearance from the FDA in October 2006. In September 2016, we received 510(k) clearance from the FDA for the Flexitouch system in treating lymphedema of the head and neck. In June 2017, we announced that we received 510(k) clearance from the FDA for the Flexitouch Plus, the third-generation version of our Flexitouch system. We derive the vast majority of our revenues from our Flexitouch system.

        In September 2012, we acquired our second proprietary product, the Actitouch system. The system received 510(k) clearance from the FDA in June 2013, and we began selling the product in September 2013 to address the many limitations of multilayered bandages that are worn by patients suffering from venous leg ulcers. We also introduced our Entre system in the United States in February 2013. The Entre system is sold to patients who need a more basic pump or who do not yet qualify for insurance reimbursement for an advanced compression device such as our Flexitouch system.

        To support the growth of our business, we invest heavily in our commercial infrastructure, consisting of our direct sales force, home training resources, reimbursement capabilities and clinical expertise. We market our products in the United States using a direct-to-patient and -provider model. Our direct sales force has grown from three representatives in March 2005 to a team of over 145 people as of June 30, 2017. This model allows us to directly approach patients and clinicians, whereby we disintermediate the traditional durable medical equipment channel, allowing us to capture both the manufacturer and distributor margins. We also utilize over 400 licensed, independent healthcare practitioners as home trainers who educate patients on the proper use of our systems. We invest substantial resources in our reimbursement operations group of over 75 people that focuses on verifying case-by-case benefits, obtaining prior authorization, billing and collecting payments from payers, and providing customer support services. Our payer relations group of 25 people is responsible for developing relationships with insurance payer decision-makers to educate them on our product efficacy, develop overall payer coverage policies and reimbursement criteria, manage Medicare patient claims and contracts with payers, and serve as an advocacy liaison between patients, clinicians and payers throughout the appeals process. We also have a clinical team, consisting of a scientific advisory board, as well as in-house therapists and nurses, that serves as a resource to clinicians and patients and guides the development of clinical evidence in support of our products.

        Our patients are reimbursed by government and private payers for the purchase of our products pursuant to established rates with each payer. We rely on third-party contract manufacturers for the sourcing of parts, the assembly of our controllers and the manufacturing of the garments used with our systems. We conduct final assembly of the garments used with our Flexitouch system, perform quality assurance, and ship our products from our facility in Minneapolis, Minnesota.

Corporate Information

        We were originally incorporated in Minnesota under the name Tactile Systems Technology, Inc. on January 30, 1995. During 2006, we established a merger corporation and subsequently, on July 21, 2006, merged with and into this merger corporation, resulting in us being reincorporated as a Delaware corporation. The resulting corporation assumed the name Tactile Systems Technology, Inc. In September 2013, we began doing business as "Tactile Medical." Our principal executive offices are located at 1331 Tyler Street NE, Suite 200, Minneapolis, Minnesota 55413 and our telephone number is (612) 355-5100.

Emerging Growth Company

        We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, as a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. Section 107 of the JOBS Act provides that we can elect to opt out of the extended transition period at any time, which election is irrevocable.

        Subject to certain conditions, as an emerging growth company, we are relying on certain of the exemptions and reduced reporting requirements of the JOBS Act, including without limitation, from providing an auditor's attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 and from complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an emerging growth company until the earliest of: (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) the last day of 2021; (c) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

 THE OFFERING

        The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled "Description of Capital Stock."

Common stock offered by the selling stockholders	2,750,000 shares (or 3,162,500 shares, if the underwriters exercise their option to purchase additional shares in full)
Common stock to be outstanding immediately after this offering	17,629,481 shares
Option to purchase additional shares

The underwriters have the option to purchase up to 412,500 additional shares from the selling stockholders. The underwriters can exercise this option any time within 30 days from the date of this prospectus supplement.

NASDAQ Global Market symbol	TCMD
Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. See "Use of Proceeds" and "Selling Stockholders."
Dividend Policy

We do not pay dividends on our common stock and do not anticipate paying any dividends on our common stock for the foreseeable future. Any future determinations relating to our dividend policy will be made at the discretion of our board of directors and will depend on various factors. See "Dividend Policy."

Lock-Up Agreements

We, our directors, our executive officers and the selling stockholders have entered into lock-up agreements with respect to our common stock, pursuant to which we are subject to certain resale restrictions for a period of 60 days following the date of this prospectus supplement.

Risk factors

Investing in our common stock involves risks. You should consider carefully all of the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, should evaluate the specific factors set forth and incorporated by reference in the section entitled "Risk Factors" for an explanation of certain risks of investing in our shares of our common stock, including risks related to our industry and business.

        The number of shares of our common stock to be outstanding immediately after this offering is based on 17,629,481 shares of our common stock outstanding as of September 11, 2017, which includes the shares of common stock to be sold by the selling stockholders and excludes, as of September 11, 2017:

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  1,385,491 shares of our common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $4.07 per share;

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  416,263 shares of our common stock issuable upon the settlement of restricted stock units;

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  1,508,356 shares of our common stock remaining available for future issuance under our Employee Stock Purchase Plan; and

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  4,844,684 shares of our common stock remaining available for issuance under future awards under our 2016 Equity Incentive Plan.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 412,500 additional shares of common stock from the selling stockholders.

RISK FACTORS

        Your investment in our common stock involves a high degree of risk. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the factors set forth below as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (which are incorporated by reference into this prospectus supplement and the accompanying prospectus) before deciding whether an investment in the common stock is suitable for you. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to This Offering and Our Common Stock

The trading price of the shares of our common stock has been and could continue to be highly volatile, and purchasers of our common stock may not be able to resell the shares of our common stock at or above the price at which they purchased their shares and could incur substantial losses.

        Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their shares of our common stock at or above the price at which they purchased their shares. The market price for our common stock may be influenced by many factors, including:

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  the passage of legislation or other regulatory developments in the United States and foreign countries;

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  actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;

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  changes in the structure of healthcare payment systems, especially in light of current reforms to the U.S. healthcare system;

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  our ability to develop and commercialize additional products;

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  announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures or capital commitments;

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  market conditions in medical device sectors and issuance of securities analysts' research reports or recommendations;

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  sales of our stock by us, our insiders and our other stockholders;

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  the trading volume of our common stock;

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  speculation in the press or investment community;

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  general economic, industry and market conditions, or other events or factors, many of which are beyond our control;

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  additions or departures of key personnel; and

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  intellectual property, product liability or other litigation against us.

        In addition, the stock market has recently experienced significant volatility with respect to medical device and other life sciences company stocks. The volatility of medical device and other medical technology company stocks often does not relate to the operating performance of the companies represented by the stock. As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our products, or to a lesser extent our markets.

We are an "emerging growth company," and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

        We are an "emerging growth company," as defined in the JOBS Act and may remain an emerging growth company for up to five years following our initial public offering. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

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  not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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  not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

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  reduced disclosure obligations regarding executive compensation; and

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  exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

        We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be reduced or more volatile.

        In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, as a result, our financial statements may not be comparable to the financial statements of issuers that are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be reduced or more volatile.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market could cause our stock price to fall.

        Sales of a substantial number of shares of our common stock in the public market by us or our existing stockholders, or the perception that these sales might occur, could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity securities. Of the shares outstanding as of September 11, 2017, 3,886,670 shares (or 3,474,170 shares if the underwriters exercise in full their option to purchase additional shares) will be subject to lock-up agreements with the underwriters for a period of 60 days following the date of this prospectus supplement. William Blair & Company, L.L.C. and Piper Jaffray & Co. may, in their discretion, release the lock-up restrictions on any such shares at any time without notice. In addition, after this offering, 2,953,534 remaining shares (or 2,541,034 shares if the underwriters exercise in full their option to purchase additional shares) held by the selling stockholders will still be registered for resale and therefore will not be subject to the volume and other trading restrictions of Rule 144 under the Securities Act.

You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Furthermore, if outstanding stock options or warrants are exercised, and when outstanding restricted stock units are settled in shares, you would experience further dilution.

We do not intend to pay dividends on our common stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our common stock.

        We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to any appreciation of their stock. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders purchased their shares.

We are incurring increased costs and are subject to additional regulations and requirements as a result of being a public company, which could lower our profits or make it more difficult to run our business.

        As a public company, we are incurring significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also have incurred and will continue to incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the SEC and Nasdaq. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, other regulatory action and potentially civil litigation.

If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, investors' views of us and, as a result, the value of our common stock.

        Pursuant to Section 404 of the Sarbanes-Oxley Act, our management is required to report upon the effectiveness of our internal control over financial reporting beginning with the Annual Report on Form 10-K for our fiscal year ending December 31, 2017. When and if we are a "large accelerated filer" or an "accelerated filer" and are no longer an "emerging growth company," each as defined in the Exchange Act, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. However, for so long as we remain an emerging growth company, we intend to take advantage of an exemption available to emerging growth companies from these auditor attestation requirements. We could be an "emerging growth company" for up to five years following our initial public offering. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we will need to upgrade our systems, including information technology; implement additional financial and management controls, reporting systems, and procedures; and hire additional accounting and finance staff.

        Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

        In addition, we may encounter problems or delays in implementing any changes necessary to make a favorable assessment of our internal control over financial reporting. Further, once we are no longer an emerging growth company, we may encounter problems or delays in completing the implementation of any requested improvements and receiving a favorable attestation in connection with the attestation provided by our independent registered public accounting firm. If we cannot favorably assess the effectiveness of our internal control over financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified attestation report on our internal controls, investors could lose confidence in our financial information and the trading price of our common stock could decline.

        In connection with our future evaluation of our internal control over financial reporting, we may need to upgrade our systems or create new systems, implement additional financial and management controls, update our reporting systems and procedures, create or outsource an internal audit function or hire additional accounting and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal control over financial reporting could have a material adverse effect on our business, financial condition and results of operations and the trading price of our common stock.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

        Provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, may delay or prevent an acquisition of us or a change in our management. These provisions include:

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  authorizing the issuance of "blank check" preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

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  limiting the removal of directors by the stockholders;

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  prohibiting cumulative voting in the election of directors, which would otherwise allow for less than a majority of stockholders to elect director candidates;

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  prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

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  eliminating the ability of stockholders to call a special meeting of stockholders; and

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  establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

        These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, who are responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. These provisions would apply even if an offer rejected by our board were considered beneficial by some stockholders. Any provision of our amended and restated certificate of incorporation or our amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change of control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

Our executive officers, directors and principal stockholders, if they choose to act together, have the ability to control all matters submitted to stockholders for approval and may take actions that may not be in the best interests of our other stockholders.

        Following this offering, our executive officers, directors and stockholders who hold more than 5% of our outstanding common stock will beneficially own, in the aggregate, shares representing approximately 22.0% of our outstanding capital stock (or 19.7% if the underwriters exercise in full their option to purchase additional shares). As a result, if these stockholders were to act together, they would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they act together, would control the election of directors and decisions on any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire or result in management of our company with which our public stockholders disagree.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our common stock and our trading volume could decline.

        The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If too few securities or industry analysts commence or maintain coverage of our company, the trading price for our common stock would likely be negatively affected. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the price of our shares and trading volume to decline.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.

        In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws and our indemnification agreements with our directors and officers provide that:

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  We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

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  We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

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  We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

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  We will not be obligated pursuant to our amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

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  The rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

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  We may not retroactively amend our bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

Risks Related to Our Business

Our revenues are primarily generated from our Flexitouch System and we are therefore highly dependent on only one product.

        Our Flexitouch System accounted for 87% of our revenues for each of the years ended December 31, 2016 and 2015. We expect that sales of this product will continue to account for the substantial majority of our revenues going forward. Therefore, our ability to execute our growth strategy will depend not only upon increasing awareness of lymphedema, but also on the adoption of our Flexitouch System to treat this condition. Many physicians and clinicians may have experience with, and/or invested substantial resources in, developing expertise in traditional treatments for lymphedema, which may make them less willing to adopt our Flexitouch System. If our Flexitouch System fails to achieve wide market acceptance for any reason, our business, financial condition and results of operations could be adversely affected.

Our long-term growth depends on awareness and adoption of our products.

        A primary growth strategy is to establish our products as the standard of care for the treatment of lymphedema and chronic venous insufficiency. In order to achieve this growth strategy, we must:

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  increase clinician and consumer awareness of these diseases, which are often undertreated;

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  introduce the clinical and economic benefits of our solutions to physicians, therapists and other clinicians across several specialties and in various clinical settings; and

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  demonstrate consistent coverage and reimbursement for our solutions by private payers, Medicare, the Veterans Administration and certain Medicaid programs.

        Clinicians may not adopt our solutions as the standard of care for lymphedema and chronic venous insufficiency or may not prescribe our products for a number of reasons, including:

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  our inability to educate a sufficient number of clinicians on these diseases or our products;

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  the unavailability or inadequacy of insurance coverage or reimbursement for our products;

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  failure of evidence supporting clinical benefits or cost-effectiveness of our products over existing alternatives to convince clinicians to change their treatment methods; and

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  resistance from clinicians to replace traditional treatments with our solutions.

        We believe recommendations and support of our products by key opinion leaders can influence market acceptance and adoption. If these key opinion leaders choose to not support our products, our ability to achieve broad market acceptance for our products may be impaired.

If we are unable to achieve and maintain adequate levels of coverage or reimbursement for our products, our business and results of operations will be adversely affected.

        Any decline in the amount payers are willing to reimburse patients for our products could cause difficulty for patients to purchase our products and could create pricing pressure for us. If we are forced to lower the price we charge for our products, our gross margins will decrease, which will adversely affect our business, financial condition and results of operations.

        Third-party payers, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In the United States, no uniform policy of coverage and reimbursement for our products exists among third-party payers. Therefore, reimbursement for our products can differ significantly from payer to payer and our products are not universally covered by third-party commercial payers. In addition, payers, including Medicare, continually review existing technologies for continued coverage and can, without notice, deny or reverse coverage for existing products. We believe a reduction or elimination of coverage or reimbursement of our products by Medicare would likely cause commercial third-party payers to implement similar reductions in their coverage or reimbursement of our products. If we are unable to expand coverage of our products by additional commercial payers, or if third-party payers that currently cover or reimburse for our products reverse or limit their coverage in the future, our business and results of operations could be adversely affected.

        Further, we believe that future coverage and reimbursement may be subject to increased restrictions, such as additional preauthorization requirements, both in the United States and in international markets. If we are unable to satisfy any new preauthorization requirements or adjust to any future new restrictions on our products, third-party coverage and reimbursement may be limited in the future, which could have an adverse impact on our business.

A change to the criteria for Medicare coverage for our products could have an adverse effect on our business and results of operations.

        The Medicare Administrative Contractors, or MACs, responsible for processing Medicare claims for durable medical equipment released a Local Coverage Determination, or LCD, document that included additional restrictive criteria that limit Medicare coverage of our products for certain patients. This LCD, released by the MACs on December 17, 2015, was retroactively effective, beginning December 1, 2015. The LCD increased the severity of lymphedema symptoms that a patient must exhibit before such patient is eligible for Medicare reimbursement for a pneumatic compression device, or PCD. The LCD also inserted more restrictive criteria that require a patient to potentially endure a longer period of conservative therapy to prove that it fails to control their lymphedema, instead of requiring completion of just one four-week round of conservative therapy as stated in the National

Coverage Determination, or NCD. The LCD states that to qualify for any PCD, the patient must complete four consecutive weeks of conservative therapy with no significant improvement in symptoms during those four weeks. Further, the LCD does not cover use of an advanced pneumatic compression device, such as our Flexitouch System, unless the patient's lymphedema is present in the chest, trunk or abdomen. Although many patients with lymphedema likely do have some level of chest, trunk or abdominal involvement, this criteria in the LCD means that patients with lymphedema that is confined to the limb do not have access to advanced pneumatic compression devices until the lymphedema progresses to impact the trunk, chest or abdomen. The LCD pneumatic compression device coverage criteria for chronic venous insufficiency with venous stasis ulcers largely track existing NCD criteria, while defining the elements of a required conservative therapy trial. Under this LCD, advanced pneumatic compression devices like our Flexitouch System are no longer covered at all for the treatment of venous stasis ulcers. Since the LCD was released, we continue to work with physicians, advocacy groups, patients and legislators regarding the potentially negative consequences to patients that the LCD could cause. Although we have not experienced a significant negative impact on our Medicare fee-for-service business, the LCD could yet have an adverse effect on our business and results of operations. In addition, private payers often follow Medicare's lead in setting reimbursement criteria, and private payers may adopt the same or similar coverage standards as set forth in the LCD.

The U.S. patent protection for our Flexitouch System will expire in 2017, which may subject us to increased competition and reduce or eliminate our opportunity to generate product revenues.

        The four U.S. patents for our Flexitouch System will expire in 2017. Upon expiration of such patents, our Flexitouch System could be subject to increased competition from products attempting to replicate our technology and our opportunity to increase or maintain revenues from our Flexitouch System could be substantially reduced.

If we are unable to expand, manage and maintain our direct sales and marketing organizations, we may not be able to generate anticipated revenues.

        Our operating results are directly dependent upon the sales and marketing efforts of our employees. If our direct sales force fails to adequately promote, market and sell our products, our sales may suffer. Our direct sales force has grown from three representatives in March 2005 to a team of over 145 people as of June 30, 2017.

        In order to generate future sales growth, we will need to expand the size and geographic scope of our direct sales organization. Accordingly, our future success will depend largely on our ability to continue to hire, train, retain and motivate skilled sales personnel with significant technical knowledge of lymphedema and chronic venous insufficiency. Because the competition for their services is high, we cannot assure you we will be able to hire and retain additional personnel on favorable or commercially reasonable terms, if at all. Failure to hire or retain qualified sales personnel would prevent us from building awareness of our solutions, expanding our business and generating additional sales. If we are unable to expand our sales and marketing capabilities, we may not be able to effectively commercialize our products, which could have an adverse impact on our business.

Increases in our operating costs could have an adverse effect on our financial condition and results of operations.

        Reimbursement rates are established by fee schedules mandated by private payers, Medicare, the Veterans Administration and certain Medicaid programs and are likely to remain constant or decrease due, in part, to federal and state government budgetary constraints. As a result, with respect to Medicare and Medicaid related revenues, we may not be able to offset the effects of general inflation on our operating costs through increases in prices for our products. In particular, labor and related costs account for a significant portion of our operating costs and we compete with other healthcare providers to attract and retain qualified or skilled personnel, and with various industries for administrative and service employees. This competitive environment could result in increased labor costs. As such, we must control our operating costs, particularly labor and related costs, and failing to do so could adversely affect our financial conditions and results of operations.

        Our operating costs may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include:

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  increased sales and marketing costs to increase awareness of our products;

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  costs to develop new and enhanced features for current products and research and development costs for new products;

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  the time, resources, and expense required to develop and conduct clinical trials and seek additional regulatory clearances and approvals for additional treatment indications for our products and for any additional products we develop;

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  the costs of preparing, filing, prosecuting, defending, and enforcing patent claims and other patent related costs, including litigation costs and the results of such litigation;

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  any product liability or other lawsuits related to our products and the costs associated with defending them or the costs related to the results of such lawsuits;

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  the costs to attract and retain personnel with the skills required for effective operations;

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  the costs associated with being a public company; and

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  costs associated with entering international markets.

        Our failure to anticipate and minimize the impact of these costs could adversely affect our business and results of operations.

We compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do, which may harm our business.

        The medical device industry is highly competitive. Our success depends, in part, upon our ability to maintain a competitive position in the development of technologies and solutions for the at-home treatment of lymphedema and chronic venous insufficiency or for market adjacencies. Any product we develop will have to compete for market acceptance and market share. We face significant competition in the United States, and we expect the intensity of competition will increase over time. Our primary competitors are Bio Compression Systems, Inc. and Lympha Press USA. Other competitors include Wright Therapy Products (which was acquired by BSN Medical GmbH in 2015), Devon Medical Products and NormaTec Industries. If we expand internationally, we expect that ArjoHuntleigh, an affiliate of the Getinge Group, would become a competitor, in addition to other potential international competitors. Many of the companies developing or marketing competing products enjoy several competitive advantages, including:

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  significantly greater name recognition;

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  established relations with healthcare professionals, customers, and third-party payers;

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  established distribution networks;

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  additional lines of products, and the ability to offer rebates or bundle products to offer higher discounts or other incentives to gain a competitive advantage;

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  greater history in conducting research and development, manufacturing, marketing, and obtaining regulatory approval for homecare devices; and

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  greater financial and human resources for product development, sales and marketing, patent litigation and customer financing.

        Our competitors may develop and patent processes or products earlier than us, obtain regulatory clearance or approvals for competing devices more rapidly than us or develop more effective or less expensive products or technologies that render our technology or products obsolete or less competitive. We also face fierce competition in recruiting and retaining qualified sales, scientific, reimbursement and management personnel, particularly those with direct-to-patient and -provider experience. If our competitors are more successful than us in these matters, our business may be harmed.

Physicians and payers may require additional clinical studies prior to prescribing our products or to providing or maintaining coverage and reimbursement for our products. Any subsequent clinical studies that are conducted and published may not be positive or consistent with our existing data, which would adversely affect the rate of adoption of our products.

        Our success depends in large part on the medical and third-party payer community's acceptance of our products as being useful in treating patients with lymphedema or chronic venous insufficiency. While the results of our studies collectively indicate a favorable safety and efficacy profile, the study designs and results may not be viewed as compelling to physicians and insurers. In particular, payers and physicians may see limitations in the design and results of the studies because certain studies were not specifically based on our products, involved a limited number of total subjects or subjects outside the control group and made "quality of life" conclusions based upon criteria contained in patient questionnaires that required subjective conclusions. Certain physicians and insurers may also prefer to see longer-term efficacy data than we have produced or are able to produce. If physicians or insurers do not find our data compelling or wish to wait for additional or independently-performed studies, they may choose not to prescribe or to provide coverage and reimbursement for our products.

        We cannot assure you that any data that we or others generate will be consistent with that observed in the existing studies or that results will be maintained beyond the time points studied. We also cannot assure you that any data that may be collected will be compelling to the medical community because the data may not be scientifically meaningful or may not demonstrate that our products are attractive alternatives to traditional treatments. If subsequent studies are not positive or consistent with our existing data, adoption of our products may suffer and, accordingly, our business could be adversely impacted.

Our long-term growth depends on our ability to develop and commercialize additional products.

        The medical device industry is highly competitive and subject to rapid change and technological advancements. Therefore, it is important to our business that we continue to enhance our product offerings and introduce new products. Developing products is expensive and time-consuming and could divert management's attention away from our business. We may not be successful in developing new products or enhancements to existing products. Our ability to develop and commercialize additional products or enhancements to existing products will depend on several factors, including our ability to:

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  properly identify and anticipate physician and patient needs;

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  develop and introduce new products or product enhancements in a timely manner;

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  avoid infringing upon the intellectual property rights of third-parties;

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  demonstrate the safety and efficacy of new products with data from clinical studies;

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  obtain the necessary regulatory clearances or approvals for new products or product enhancements;

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  be fully FDA-compliant with the development, manufacturing and marketing of new devices or modified products;

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  provide adequate training to potential users of our products;

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  secure adequate coverage and reimbursement for our products; and

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  develop an effective and dedicated sales and marketing team.

        If we are unsuccessful in developing and commercializing new products, our ability to increase our revenues may be impaired.

It is difficult to forecast future performance and our financial results may vary from forecasts and may fluctuate from quarter to quarter.

        Our limited operating history and commercial experience make it difficult for us to predict future performance. A number of factors over which we have limited control, such as seasonal variations in revenues, may contribute to fluctuations in our financial results. In the first and second quarters, our results of operations have been negatively impacted by resetting of annual patient healthcare insurance plan deductibles, which may cause patients to delay purchases of elective products. In the third and fourth quarters, our revenues have been higher because patients often spend the remaining balances in their flexible-spending accounts or because of lower out-of-pocket costs to patients who have met their annual deductibles under their health insurance plans. To the extent that the prevalence of high deductible insurance plans and higher copay and coinsurance plans continue to grow in the private payer market, the seasonal variations in our revenues could become even more pronounced.

        Other factors that may cause fluctuation in our quarterly results or variations from our forecasts include:

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  physician adoption of our products;

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  timing of new product offerings, acquisitions, licenses or other significant events by us or our competitors;

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  unanticipated pricing pressure;

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  the hiring, retention and continued productivity of our sales representatives;

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  our ability to expand the geographic reach of our sales and marketing efforts;

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  our ability to obtain regulatory clearance or approval for our products in development or for our current products outside the United States;

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  the impact of results from clinical research and trials on our existing products and products in development;

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  delays in receipt of anticipated purchase orders;

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  delays in, or failure of, component deliveries from our suppliers; and

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  positive or negative coverage in the media or clinical publications of our products or products of our competitors or our industry.

        In the event our actual revenues and operating results do not meet our forecasts or the forecasts or estimates of the research analysts that cover us for a particular period, the market price of our common stock may decline substantially.

We utilize third-party, single-source suppliers for some components and materials used in our products, and the loss of any of these suppliers could have an adverse impact on our business.

        We rely on third-party manufacturers and suppliers to supply all components and materials used in our Flexitouch, Actitouch and Entre Systems. We rely on a single-source supplier for the controller in our Actitouch System. Our ability to supply our products commercially depends, in part, on our ability to obtain components and materials in accordance with our specifications and with regulatory requirements and in sufficient quantities to meet demand for our products. Our ability to obtain components and materials may be affected by matters outside our control, including that our suppliers may cancel our arrangements on short notice, we may be relatively less important as a customer to certain suppliers and our suppliers may have disruptions to their operations.

        If we are required to establish additional or replacement suppliers for any of our components or materials, it may not be accomplished quickly and our operations could be disrupted. Even if we are able to find replacement suppliers, the replacement suppliers would need to be qualified and may require additional regulatory authority approval, which could result in further delay. In the event of a supply disruption, our product inventories may be insufficient to supply our patients.

        If our third-party suppliers fail to deliver the required commercial quantities of materials on a timely basis and at commercially reasonable prices, and we are unable to find one or more replacement suppliers capable of production at a substantially equivalent cost in substantially equivalent volumes and quality on a timely basis, the continued commercialization of our products, the supply of our products to customers and the development of any future products would be delayed, limited or prevented, which could have an adverse impact on our business.

Consolidation in the healthcare industry could lead to demands for price concessions, which may impact our ability to sell our products at prices necessary to support our current business strategies.

        Healthcare costs have risen significantly over the past decade, which has resulted in or led to numerous cost reform initiatives by legislators, regulators and third-party payers. Cost reform has triggered a consolidation trend in the healthcare industry to aggregate purchasing power, which may create more requests for pricing concessions in the future. We expect that market demand, government regulation, third-party coverage and reimbursement policies and societal pressures will continue to change the healthcare industry worldwide, resulting in further business consolidations and alliances among our payers, which may exert increasing downward pressure on the prices of our products in the future.

We may be unable to collect all of our Medicare accounts receivable.

        At December 31, 2016, we had approximately $3.8 million of accounts receivable for sales of our Flexitouch System to patients covered by Medicare. A portion of the related claims to Medicare are initially denied and enter the appeals process, where many are ultimately reviewed by an Administrative Law Judge. The appeal process can be lengthy, lasting more than a year in most cases. At December 31, 2016, we classified $2.8 million of our Medicare accounts receivable related to Flexitouch System sales as long-term assets on our balance sheet due to the estimated amount of receivables that will be paid more than one year from December 31, 2016, as a result of delays with the Administrative Law Judge appeal process. A significant increase in Medicare denial of submitted claims or an increase in the proportion of Medicare denials that are upheld by an Administrative Law Judge could adversely affect our results of operations or cause us to reduce the carrying value of our Medicare accounts receivable related to Flexitouch System sales.

        As an alternative to individual appeals, Medicare may seek to settle a number of outstanding appeals at one time through a settlement conference. On September 3, 2015, we entered into a settlement agreement with the Centers for Medicare and Medicaid Services, or CMS, for 247 claims, representing approximately $1.5 million of original claims based on the Medicare allowable rates, in which we had submitted a request for an Administrative Law Judge hearing in 2013. The settlement entitled us to receive a payment of approximately $0.9 million. We received this full amount during the fourth quarter of 2015. The settlement resulted in a reduction in the fourth quarter of 2015 of $0.8 million in our accounts receivable for shipment of products to patients covered by Medicare. The settlement was part of a pilot program, facilitated by the Office of Medicare Hearings and Appeals, to address a backlog of overdue claims awaiting Administrative Law Judge adjudication. Because the settlement was part of a pilot program, we cannot predict whether we will be able to conclude future settlements with Medicare or achieve settlements on similar terms. Any future settlement of claims for amounts less than the corresponding amounts receivable could result in a write off.

If physicians fail to properly document medical records for patients using our products, our business could be adversely impacted.

        We bill Medicare Part B and other insurers directly for each sale to patients. As a result, we must comply with all laws, rules and regulations associated with filing claims with the Medicare program, including the Social Security Act, Medicare regulations, the Federal False Claims Act and the Civil Monetary Penalties Law, as well as a variety of additional federal and state laws. During an audit, insurers typically expect to find explicit documentation in the medical record to support a claim. Physicians and other clinicians, who are responsible for prescribing our products for patients, are expected to create and maintain the medical records that form the basis for the claims we submit to Medicare and other insurers. Any failure by physicians and other clinicians to properly document the medical records for patients using our products could invalidate claims, impair our ability to collect submitted claims and subject us to overpayment liabilities, False Claims Act liabilities and other penalties including exclusion from the Medicare, Medicaid or private insurance programs. Our payer relations group is responsible for verifying and managing patient claims. This group works with physicians and other clinicians to educate physicians and other clinicians on their record keeping responsibilities. From time to time our payer relations group identifies situations where the physician documentation could be questioned by Medicare or other insurers, and revises its procedures to strengthen our compliance systems based on our experience with Medicare contractors, Medicaid, insurers, physicians and other clinicians. If our procedures are not sufficient to detect deficiencies in the medical records of patients or such procedures are not updated in a timely manner before claims are submitted to Medicare or other insurers, or if the Medicare program or other insurer disagrees with the way physicians and other clinicians document the medical necessity support for prescribing our products, we could face potential liabilities for submitting claims based on inadequate records, even though those records are prepared and maintained by physicians and other clinicians.

Changes to the level of Medicare coverage for our products could have an adverse effect on our business and results of operations.

        Determinations of which products or services will be reimbursed under Medicare can be developed at the national level through an NCD, by CMS, or at the local level through an LCD, by one or all of the four regional Medicare Administrative Contractors, which are private contractors that process and pay claims on behalf of CMS for different regions. These NCDs and LCDs may be subject to review and revision from time to time, which revisions may not be favorable for coverage of our products, and the NCDs and LCDs may not always be consistent. We have in the past been required to respond to potential changes in LCDs for our products, which, if enacted, would have had adverse effects on our business. Further, we believe that a reduction in coverage by Medicare would likely cause some commercial third-party payers to implement similar reductions in their coverage or reimbursement of our products. Given the evolving nature of the healthcare industry and on-going healthcare cost reforms, we are and will continue to be subject to changes in the level of Medicare coverage for our products, and unfavorable coverage determinations at the national or local level could adversely affect our business and results of operations. See also the risk factor entitled "A change to the criteria for Medicare coverage for our products could have an adverse effect on our business and results of operations."

The size of the market for our products is an estimate, and may be smaller than we believe.

        Our estimate of the annual total addressable market for our products is based on a number of internal and third-party estimates. In addition, our internal estimates are based in large part on current trends in diagnosing lymphedema and chronic venous insufficiency. While we believe these factors have historically provided and may continue to provide us with effective tools in estimating the total market for lymphedema, chronic venous insufficiency and our products, these estimates may not be correct and the conditions supporting our estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market for our products may prove to be incorrect. If the actual number of patients who would benefit from our products and the annual total addressable market for our products is smaller than we have estimated, our future growth could be adversely impacted.

We may be unable to manage our growth effectively.

        Our past growth has provided, and our future growth may create, challenges to our organization. For instance, from March 2005 to December 31, 2016, the number of our employees increased from 10 to 335. We intend to continue to grow and may experience periods of rapid growth and expansion. Future growth will impose significant added responsibilities on management, including the need to identify, recruit, train, integrate, retain and motivate additional employees. In addition, rapid and significant growth will place a strain on our administrative personnel, information technology systems and other operational infrastructure. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our development and commercialization goals.

        Successful growth is also dependent upon our ability to implement appropriate financial and management controls, systems and procedures. In order to manage our operations and growth, we will need to continue to improve our operational and management controls, reporting and information technology systems and financial internal control procedures. If we are unable to manage our growth effectively, it may be difficult for us to execute our business strategy and there could be an adverse impact on our business.

Our ability to maintain our competitive position depends on our ability to attract, integrate and retain key executives and highly qualified personnel.

        We believe that our continued success depends to a significant extent upon the efforts and abilities of our executive officers and other key personnel. Our executive officers and other key personnel are critical to the strategic direction and overall management of our company as well as our research and development process. Some key personnel have only joined us in the last year as part of our investment in the expansion of our business, including a new Vice President of Business Development who joined us in January 2016, a new Chief Financial Officer who joined us in April 2016, and a new Vice President of Supply Chain and Manufacturing who joined us in September 2016.

        Our future success also depends on our ability to continue to attract and retain additional executive officers and other key employees. We invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. Many of our competitors have greater resources than we have that allows them to offer more competitive remuneration, which could adversely impact our ability to attract and retain experienced executives and other key employees. We carry a "key person" insurance policy on only our Chief Executive Officer. The replacement of any of our key personnel likely would involve significant time and costs and may significantly delay or prevent the achievement of our business objectives and would harm our business. Our productivity may be adversely affected if we do not integrate and train our new employees quickly and effectively

        Many of our employees have become or will soon become vested in a substantial amount of our common stock or a number of common stock options. Our employees may be more likely to leave us if the shares they own have significantly appreciated in value relative to the original purchase prices of the shares, or if the exercise prices of the options that they hold are significantly below the market price of our common stock, particularly after the expiration of the lock-up agreements described herein.

We face the risk of product liability claims that could be expensive, divert management's attention and harm our reputation and business. We may not be able to maintain adequate product liability insurance.

        Our business exposes us to the risk of product liability claims that are inherent in the testing, manufacturing and marketing of medical devices. This risk exists even if a device is cleared or approved for commercial sale by the FDA and manufactured in facilities licensed and regulated by the FDA or an applicable foreign regulatory authority. Our products are designed to affect, and any future products will be designed to affect, important bodily functions and processes. Any side effects, manufacturing defects, misuse or abuse associated with our products or our products in development could result in patient injury or death. The medical device industry has historically been subject to extensive litigation over product liability claims, and we cannot offer any assurance that we will not face product liability suits. We may be subject to product liability claims if our products cause, or merely appear to have caused, patient injury or death. In addition, an injury that is caused by the activities of our suppliers, such as those who provide us with components and materials, may be the basis for a claim against us. Product liability claims may be brought against us by patients, clinicians or others selling or otherwise coming into contact with our products, among others. If we cannot successfully defend ourselves against product liability claims, we will incur substantial liabilities and reputational harm. In addition, regardless of merit or eventual outcome, product liability claims may result in:

  •
  costs of litigation;

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  distraction of management's attention from our primary business;

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  the inability to commercialize our existing or new products;

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  decreased demand for our products or, if cleared or approved, products in development;

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  damage to our business reputation;

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  product recalls or withdrawals from the market;

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  withdrawal of clinical trial participants;

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  substantial monetary awards to patients or other claimants; or

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  loss of revenues.

        While we may attempt to manage our product liability exposure by proactively recalling or withdrawing from the market any defective products, any recall or market withdrawal of our products would delay the supply of those products to our clinicians and patients and may impact our reputation. We can provide no assurance that we will be successful in initiating appropriate market recall or market withdrawal efforts that may be required in the future or that these efforts will have the intended effect of preventing product malfunctions and the accompanying product liability that may result. Such recalls and withdrawals may also be used by our competitors to harm our reputation for safety or be perceived by patients as a safety risk when considering the use of our products, either of which could have an adverse impact on our business.

        In addition, our product liability insurance is subject to deductibles and coverage limitations. Our current product liability insurance may not continue to be available to us on acceptable terms, if at all, and, if available, coverage may not be adequate to protect us against any future product liability claims. If we are unable to obtain insurance at an acceptable cost or on acceptable terms or otherwise protect against potential product liability claims, we could be exposed to significant liabilities. A product liability claim, recall or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could have an adverse impact on our business.

Changes in reimbursement coding could impair our ability to receive reimbursement for our products.

        Our Flexitouch System is reimbursed under Healthcare Common Procedure Coding System (HCPCS) code E0652, and our Actitouch System and Entre System are reimbursed under HCPCS code E0651. Garments that cover various parts of the body are used with these systems and billed using HCPCS codes E0667, E0668 and E0669. These are tied to specific existing International Statistical Classification of Diseases and Related Health Problems Revision 10 (ICD-10) diagnoses. Many private payers have paid for our products using these codes as well. These contracts allow us to be an in-network provider for these payers, which eases our administrative burden in processing at both prior authorization and billing levels. With the ICD-10 requirements, it is possible the we or our patients may have difficulty properly submitting claims for reimbursement and, even if the claims are properly submitted, private payers, Medicare and Medicaid may have problems processing the claims. This could have an adverse impact on our reimbursement rates, results of operations and cash flows.

If the quality of our products does not meet the expectations of physicians or patients, then our brand and reputation could suffer and our business could be adversely impacted.

        In the course of conducting our business, we must adequately address quality issues that may arise with our products, as well as defects in third-party components included in our products. There can be no assurance that our internal procedures to minimize risks that may arise from quality issues will be able to eliminate or mitigate occurrences of these issues and associated liabilities. If the quality of our products does not meet the expectations of physicians or patients, then our brand and reputation could suffer with those physicians or patients and our business could be adversely impacted.

If our facilities are damaged or become inoperable, we will be unable to continue to research, develop, manufacture and commercialize our products and, as a result, there will be an adverse impact on our business until we are able to secure a new facility.

        We do not have redundant facilities. We perform substantially all of our research and development, assembly and back office activity and maintain all our finished goods inventory at two locations in Minneapolis, Minnesota. Our facilities and equipment would be costly to replace and could require substantial lead time to repair or replace. The facilities may be harmed or rendered inoperable by natural or man-made disasters, including, but not limited to, tornadoes, flooding, fire and power outages, which may render it difficult or impossible for us to perform our research, development, manufacturing and commercialization activities for some period of time. The inability to perform those activities, combined with our limited inventory of reserve raw materials and finished product, may result in the inability to continue manufacturing our products during such periods and the loss of customers or harm to our reputation. Our insurance for damage to our property and the disruption of our business may not be sufficient to cover all of our potential losses, and this insurance may not continue to be available to us on acceptable terms, or at all.

We may be adversely affected by natural disasters and other catastrophic events, and by man-made problems such as terrorism, that could disrupt our business operations.

        Natural disasters or other catastrophic events may also cause damage or disruption to our operations, including causing delays in completing sales, continuing production or performing other critical functions of our business, which could have an adverse effect on our business, operating results and financial condition. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics, and other events beyond our control. In addition, acts of terrorism and other geo-political unrest could cause disruptions in our business or the businesses of our partners or the economy as a whole. In the event of a natural disaster, including a major earthquake, blizzard or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, we may be unable to continue our operations for a period of time in the affected area, which could have an adverse effect on our future operating results. For example, recent and impending hurricanes, such as Hurricane Harvey and Hurricane Irma, may disrupt orders for our products and our ability to fulfill orders for a period of time.

If we choose to acquire new and complementary businesses, products or technologies, we may be unable to complete these acquisitions or to successfully integrate them in a cost-effective and non-disruptive manner.

        Our success depends on our ability to continually enhance and broaden our product offerings in response to changing customer demands, competitive pressures and advances in technologies. Accordingly, although we have no current commitments with respect to any acquisition or investment, we may in the future pursue the acquisition of, or joint ventures relating to, complementary businesses, products or technologies instead of developing them ourselves. We do not know if we will be able to successfully complete any future acquisitions or joint ventures, or whether we will be able to successfully integrate any acquired business, product or technology or retain any key employees related thereto. Integrating any business, product or technology we acquire could be expensive and time-consuming, disrupt our ongoing business and distract our management. If we are unable to integrate any acquired businesses, products or technologies effectively, our business will suffer. In addition, any amortization or charges resulting from the costs of acquisitions could increase our expenses.

Failure to protect our information technology infrastructure against cyber-based attacks, network security breaches, service interruptions or data corruption could significantly disrupt our operations and adversely affect our business and operating results.

        We rely extensively on information technology systems and telephone networks and systems, including the Internet, to process and transmit sensitive electronic information and to manage or support a variety of business processes and activities, including sales, billing, customer service, procurement and supply chain, manufacturing, and distribution. We use enterprise information technology systems to record, process, and summarize financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal, and tax requirements. Our information technology systems, some of which are managed by third-parties, may be susceptible to damage, disruptions or shutdowns due to computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. Despite the precautionary measures we have taken to prevent breakdowns in our information technology and telephone systems, if our systems suffer severe damage or disruption or shutdown and we are unable to effectively resolve the issues in a timely manner, our business and operating results may suffer.

        In addition, we accept payments for many of our sales through credit and debit card transactions, which are handled through a third-party payment processor. As a result, we are subject to a number of risks related to credit and debit card payments, including that we pay interchange and other fees, which may increase over time and could require us to either increase the prices we charge for our products or experience an increase in our costs and expenses. In addition, as part of the payment processing process, we transmit our patients' and clinicians' credit and debit card information to our third-party payment processor. We may in the future become subject to lawsuits or other proceedings for purportedly fraudulent transactions arising out of the actual or alleged theft of our patients' credit or debit card information if the security of our third-party credit card payment processor is breached. We and our third-party credit card payment processor are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we or our third-party credit card payment processor fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our patients, and there may be an adverse impact on our business.

We have no experience selling our products outside of the United States and cannot predict if we will be successful in achieving adoption of our products and revenue growth outside of the United States in a timely manner or at all. If we commercialize any products outside of the United States, a variety of risks associated with international operations could impact our strategy and adversely affect our future growth.

        We expect that we would be subject to additional risks related to entering into international markets, including:

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  difficulty successfully training patients and physicians on using our products;

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  difficulty hiring a qualified direct-sales force or finding and entering into commercially-acceptable agreements with suitable third-parties to market our products;

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  reduced protection for intellectual property rights;

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  unexpected changes in tariffs, trade barriers and regulatory requirements;

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  economic weakness, including inflation, or political instability in particular foreign economies and markets;

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  compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

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  foreign taxes, including withholding of payroll taxes;

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  foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;

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  workforce uncertainty in countries where labor unrest is more common than in the United States;

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  international regulators and third-party payers may require additional clinical studies prior to approving or allowing reimbursement for our products;

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  disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including the U.S. Foreign Corrupt Practices Act, regulations of the U.S. Office of Foreign Assets Controls, and U.S. anti-money laundering regulations, as well as exposure of our foreign operations to liability under these regulatory regimes; and

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  business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

        If we experience any of these risks, our strategy to expand internationally could be impacted and our future growth could be adversely affected.

Our employees, independent contractors, consultants, collaborators and suppliers may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

        We are exposed to the risk that our employees and other third parties may engage in fraudulent conduct or other illegal activity. Misconduct by employees and other third parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violate FDA regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA, manufacturing standards, federal and state healthcare fraud and abuse laws and regulations, or laws that require the reporting of financial information or data accurately. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee and other third-party misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings and curtailment or restructuring of our operations, any of which could adversely affect our ability to operate.

A reclassification of our independent contractor home trainers by tax authorities could require us to pay retroactive taxes and penalties, which could have a material adverse effect on our business, financial condition and operating results.

        We contract with over 400 licensed healthcare practitioners as home trainers, who educate our patients on the proper use of our solutions. Because we consider these licensed practitioners to be independent contractors, as opposed to employees, we do not withhold federal or state income or other employment related taxes or make federal or state unemployment tax or Federal Insurance Contributions Act payments. Our contracts with these independent contractors obligate them to pay these taxes. The classification of healthcare practitioners as independent contractors depends on the facts and circumstances of the relationship. In the event federal or state taxing authorities determine that the healthcare practitioners are employees, our business may be adversely affected and subject to retroactive taxes and penalties. Under current federal tax law, a safe harbor from reclassification, and consequently retroactive taxes and penalties, is available if our current treatment is consistent with a long-standing practice of a significant segment of our industry and if we meet certain other requirements. If challenged, we may not prevail in demonstrating the applicability of the safe harbor to our operations. Further, interested persons have recently proposed to eliminate the safe harbor and may do so again in the future. If such proposals are reintroduced and passed by Congress, they could impact our classification of healthcare practitioners as independent contractors, which could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to liabilities related to state income, sales and use taxes, which could adversely affect our financial condition and results of operations and could decrease demand for our products.

        State income tax and sales and use tax laws, statutes, rules and regulations vary greatly by jurisdiction and are complex and subject to uncertainty. We are in the process of reviewing the various requirements related to these types of taxes, but at this time we cannot predict the outcome of that review. If it is determined that certain of these tax rules apply to us, we could be required to pay substantial tax amounts, and significant penalties and interest for past amounts that may have been due, in addition to taxes going forward. These tax assessments, penalties and interest, and future requirements, may adversely affect our financial condition and results of operations. In addition, the imposition of sales and use taxes on our products going forward would effectively increase the cost of our products to our customers and may adversely affect demand for our products.

Risks Relating to Government Regulation

We are subject to extensive federal and state regulation, and if we fail to comply with applicable regulations, we could suffer severe criminal or civil sanctions or be required to make significant changes to our operations that could adversely affect our business, financial condition and operating results.

        The federal government and all states in which we currently operate regulate various aspects of our business. Our operations also are subject to state laws governing, among other things, distribution of medical equipment and certain types of home health activities, and we are required to obtain and maintain licenses in each state to act as a durable medical equipment supplier.

        As a healthcare provider participating in governmental healthcare programs, we are subject to laws directed at preventing fraud and abuse, which subject our marketing, billing, documentation and other practices to government scrutiny. To ensure compliance with Medicare, Medicaid and other regulations, government agencies or their contractors often conduct routine audits and request customer records and other documents to support our claims submitted for payment of services rendered. Government agencies or their contractors also periodically open investigations and obtain information from healthcare providers. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including debarment, suspension or exclusion from Medicare, Medicaid and other government reimbursement programs, any of which would have a material adverse effect on our business.

        Changes in healthcare laws and regulations and new interpretations of existing laws and regulations may affect permissible activities, the relative costs associated with doing business, and reimbursement amounts paid by federal, state and other third-party payers. There have been and will continue to be regulatory initiatives affecting our business and we cannot predict the extent to which future legislation and regulatory changes could have a material adverse effect on our business, financial condition and results of operations.

We are subject to significant regulation by numerous government agencies, including the FDA. We cannot market or commercially distribute our products without obtaining and maintaining necessary regulatory clearances or approvals.

        Our products are medical devices subject to extensive regulation in the United States. The FDA and other U.S. and foreign governmental agencies regulate, among other things, with respect to medical devices:

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  design, development and manufacturing;

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  establishment registration and product listing;

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  testing, labeling, content and language of instructions for use and storage;

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  clinical trials;

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  product safety;

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  marketing, sales and distribution;

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  unique device identifiers;

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  premarket clearance and approval;

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  record keeping procedures;

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  advertising and promotion;

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  recalls and field safety corrective actions;

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  post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury;

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  post-market approval studies; and

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  product import and export.

        Unless an exemption applies, each medical device we seek to distribute commercially in the United States requires marketing authorization from the FDA prior to distribution. The two primary types of FDA marketing authorization applicable to a device are premarket notification, also called 510(k) clearance, and premarket approval. The type of marketing authorization is generally linked to the classification of the device. When a 510(k) clearance is required, we must submit a premarket notification to the FDA demonstrating that our proposed device is "substantially equivalent" to a legally marketed device previously found substantially equivalent through a 510(k) premarket notification, a legally marketed device which has been reclassified from high to low or moderate risk or a legally marketed device in commercial distribution before May 28, 1976 for which the FDA does not require the submission of a premarket approval application. Such a device is commonly known as a "predicate device." The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. A medical device may be found not to be equivalent if it has different intended uses from the predicate device or possesses different technological characteristics from the predicate device which raise new questions of safety and effectiveness. A premarket approval application must be submitted to the FDA if the device cannot be cleared through the 510(k) process. The premarket approval application process is much more demanding than the 510(k) premarket notification process and requires the payment of significant user fees. A premarket approval application must be supported by valid scientific evidence, which typically requires extensive data to demonstrate the reasonable assurance of safety and effectiveness of the device. The approval process involves FDA review of information, including but not limited to, technical, preclinical (bench and/or animal), clinical trials, manufacturing and labeling. The FDA clearance and approval processes frequently take longer than anticipated due to increasing FDA demands for clarification of data or new data requirements.

        If there is no predicate device that would permit the device to be cleared through the 510(k) path, then the FDA will automatically classify the device as a Class III high risk premarket approval device. In the event of this possibility, the sponsor can request a risk-based classification determination for the device in accordance with the de novo process, which is a route to market for novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device. A company files a de novo request when it does not have a predicate to which it can claim substantial equivalence. The FDA reviews the request for a de novo decision and grants or denies the request. If the request is granted, the FDA issues an order indicating that the device may legally be marketed and the device is classified as a Class I or II device, depending on risk. Once a device is classified through the de novo process, future devices from the company or a competitor may use that device as a 510(k) predicate. The advantage of the de novo process is that it generally requires less data than a premarket approval. The disadvantage is that it may require more data than a 510(k) and most often will include human clinical data. The FDA is increasingly moving devices with slightly different proposed indication statements or different technological features off the 510(k) path and on to the de novo path resulting in more time and expense for the company.

        Both the 510(k) and premarket approval processes can be expensive and lengthy and require the payment of significant fees, unless an exemption applies. The FDA's 510(k) clearance process usually takes from approximately three to 12 months, but may take longer. The process of obtaining a premarket approval is much more costly and uncertain than the 510(k) clearance process and generally takes from approximately one to five years, or longer, from the time the application is submitted to the FDA until an approval is obtained. The process of obtaining regulatory clearances or approvals to market a medical device can be costly and time consuming, and we may not be able to obtain these clearances or approvals on a timely basis, if at all.

        In the United States, our currently commercialized products are marketed pursuant to premarket clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act, or FDCA. If the FDA requires us to go through a lengthier, more rigorous examination for future products or modifications to existing products than we had expected, our product introductions or modifications could be delayed or canceled, which could cause our sales to decline. In addition, the FDA may determine that future products will require the more costly, lengthy and uncertain premarket approval process. Although we do not currently market any devices under a premarket approval, the FDA may demand that we obtain a premarket approval prior to marketing certain of our future products. In addition, if the FDA disagrees with our determination that a product we currently market is subject to an exemption from premarket review, the FDA may require us to submit a 510(k) or premarket approval application in order to continue marketing the product. Further, even with respect to those future products where a premarket approval is not required, we cannot assure you that we will be able to obtain the 510(k) clearances required with respect to those products.

        The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:

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  for non-premarket approval devices, failure of the applicant to demonstrate to the FDA's satisfaction that its products meet the definition of "substantial equivalence" or meet the standard for the FDA to grant a petition for de novo classification;

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  failure of the applicant to demonstrate that there is reasonable assurance that the medical device is safe or effective under the conditions of use prescribed, recommended or suggested in the proposed labeling;

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  insufficient data from the preclinical studies and clinical trials; or

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  the manufacturing processes, methods, controls or facilities used for the manufacture, processing, packing or installation of the device do not meet applicable requirements.

        Any delay in, or failure to receive or maintain, clearances or approvals for our products could prevent us from generating revenue from these products or achieving profitability. Additionally, the FDA and other governmental authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could lead governmental authorities or a court to take action against us, including, but not limited to:

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  issuing untitled (notice of violation) letters or public warning letters to us;

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  imposing fines and penalties on us;

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  obtaining an injunction or administrative detention preventing us from manufacturing or selling our products;

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  seizing products to prevent sale or transport or export;

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  bringing civil or criminal charges against us;

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  recalling our products or mandating a product correction;

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  detaining our products at U.S. Customs;

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  delaying the introduction of our products into the market;

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  delaying pending requests for clearance or approval of new uses or modifications to our existing products; and

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  withdrawing or denying approvals or clearances for our products.

        If we fail to obtain and maintain regulatory clearances or approvals, our ability to sell our products and generate revenue will be materially harmed.

        In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay approval or clearance of our products under development or impact our ability to modify our currently approved or cleared products on a timely basis. For example, in response to industry and healthcare provider concerns regarding the predictability, consistency and rigor of the 510(k) regulatory pathway, the FDA published new guidance on the 510(k) regulatory pathway in 2014, which alters the manner in which the 510(k) regulatory pathway is administered and interpreted. The FDA intends these reform actions to improve the efficiency and transparency of the clearance process, as well as bolster patient safety. This new guidance could impose additional regulatory requirements upon us which could delay our ability to obtain new 510(k) clearances, increase the costs of compliance or restrict our ability to maintain our current clearances. In addition, as part of the Food and Drug Administration Safety and Innovation Act, Congress reauthorized the Medical Device User Fee Amendments with various FDA performance goal commitments and enacted several "Medical Device Regulatory Improvements" and miscellaneous reforms which are further intended to clarify and improve medical device regulation both pre- and post-market.

        Medical devices may only be promoted and sold for the indications for which they are approved or cleared. In addition, even if the FDA has approved or cleared a product, it can take action affecting such product approvals or clearances if serious safety or other problems develop in the marketplace. Delays in obtaining clearances or approvals could adversely affect our ability to introduce new products or modifications to our existing products in a timely manner, which would delay or prevent commercial sales of our products. Additionally, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could affect the perceived safety and efficacy of our products and dissuade patients and clinicians from using our products.

If we modify our FDA cleared devices, we may need to seek additional clearances or approvals, which, if not granted, would prevent us from selling our modified products.

        The FDA regulations require the submission and clearance of a new 510(k) premarket notification, or possibly, premarket approval, for significant changes or modifications made in the design, components, method of manufacture or intended use of a device including changes or modifications to a 510(k)-cleared device that could significantly affect the device's safety or effectiveness, or would constitute a major change or modification in the device's intended use. The FDA requires each manufacturer to make this determination, but the FDA may review any manufacturer's decision. The FDA may not agree with our decisions regarding whether new clearances or approvals are necessary. We have modified some of our 510(k) cleared products, and have determined based on our review of the applicable FDA guidance that in certain instances new 510(k) clearances or premarket approval are not required. If the FDA disagrees with our determination and requires us to submit new 510(k) notifications or premarket approval for modifications to our previously cleared products for which we have concluded that new clearances or approvals are unnecessary, we may be required to cease marketing or to recall the modified product until we obtain clearance or approval, and we may be subject to significant regulatory fines or penalties.

        Furthermore, the FDA's ongoing review of the 510(k) program may make it more difficult for us to make modifications to our previously cleared products, either by imposing more strict requirements on when a manufacturer must submit a new 510(k) for a modification to a previously cleared product, or by applying more onerous review criteria to such submissions. If the FDA requires us to cease marketing a modified device until we obtain a new 510(k) clearance or premarket approval, our business, financial condition, operating results and future growth prospects could be materially adversely affected. Further in this situation, our products could be subject to recall. Any recall or FDA requirement that we seek additional approvals or clearances could result in significant delays, fines, increased costs associated with modification of a product, loss of revenue and potential operating restrictions imposed by the FDA.

The misuse or off-label use of our products may harm our image in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

        The products we currently market have been cleared by the FDA for specific treatments. We train our marketing and direct sales force to not promote our products for uses outside of the FDA-cleared indications for use, known as "off-label uses." We cannot, however, prevent a physician from using our products off-label, when in the physician's independent professional medical judgment he or she deems it appropriate. The FDA does not restrict or regulate a physician's choice of treatment. There may be increased risk of injury to patients if physicians use our products off-label. Furthermore, the use of our products for indications other than those cleared by the governing regulatory body may not effectively treat such conditions, which could harm our reputation in the marketplace among physicians and patients.

        If the FDA determines that our promotional materials, communications or training constitute promotion of or encourage off-label uses, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of untitled letters, warning letters, injunctions, seizures, civil fines or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our business activities to constitute promotion of an off-label use, which could result in significant penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs, and the curtailment of our operations.

        In addition, physicians or patients may misuse our products or use improper techniques, potentially leading to injury and an increased risk of product liability. If our products are misused or used with improper technique, we may become subject to costly litigation by our clinicians or their patients. As noted above, we can be subject to lawsuits, whether or not our product is proven to be defective and whether or not our employees have adequately trained the physicians. Similarly, in an effort to decrease costs, physicians may also reuse those of our products that are intended for a single use or may purchase reprocessed products from third-party reprocessors in lieu of purchasing new products from us, which could result in product failure and liability. As described immediately above, product liability claims could divert management's attention from our core business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

Our products may cause or contribute to adverse medical events that we are required to report to the FDA, and if we fail to do so, we would be subject to sanctions that would materially harm our business.

        Our marketed products are subject to Medical Device Reporting, or MDR, obligations, which require that we report to the FDA any incident in which our products may have caused or contributed to a death or serious injury, or in which our products malfunctioned and, if the malfunction were to recur, it could likely cause or contribute to a death or serious injury. The timing of our obligation to report under the MDR regulations is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, the FDA could take action including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of our device clearances, seizure of our products, or delay in clearance of future products.

Our products may in the future be subject to product recalls. A recall of our products, either voluntarily or at the direction of the FDA or another governmental authority, or the discovery of serious safety issues with our products, could have a significant adverse impact on us.

        The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in their design or manufacture. The FDA's authority to require a recall must be based on a finding that there is reasonable probability that the device would cause serious, adverse health consequences or death. We may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our reputation and business, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our patients' demands. We may also be subject to liability claims, be required to bear other costs, or take other actions that may have a negative impact on our future sales and our ability to generate profits.

        Companies are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary recalls or corrections for our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls and we may be subject to enforcement action.

If we or our component manufacturers fail to comply with the FDA's Quality System Regulation, our manufacturing operations could be interrupted, and our product sales and operating results could suffer.

        We and many of our component manufacturers are required to comply with the FDA's Quality System Regulation, or QSR, which covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our devices. The FDA audits compliance with the QSR through periodic announced and unannounced inspections of manufacturing and other facilities. We and our component manufacturers have been, and anticipate in the future being, subject to such inspections. We cannot provide assurance that any future inspection will not result in adverse findings with respect to our QSR compliance. If our manufacturing facilities or those of any of our component manufacturers or suppliers are found to be in violation of applicable laws and regulations, or we or our manufacturers or suppliers fail to take satisfactory corrective action in response to an adverse inspection, the FDA could take enforcement action, including one or more of the following non-exclusive sanctions:

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  untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

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  customer notifications or repair, replacement, refunds, recall, detention or seizure of our products;

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  operating restrictions or partial suspension or total shutdown of production;

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  refusing or delaying our requests for 510(k) clearance or premarket approval of new products or modified products;

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  withdrawing 510(k) clearances or premarket approvals that have already been granted;

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  refusal to grant export approval for our products; or

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  criminal prosecution.

        Any of these sanctions could adversely affect our business, financial condition and results of operations.

        If we begin selling our products outside the United States, our products and operations would also be required to comply with standards set by industrial standards bodies, such as the International Organization for Standardization, or ISO. Foreign regulatory bodies may evaluate our products or the testing that our products undergo against these or other standards. The specific standards, types of evaluation and scope of review differ among foreign regulatory bodies. If we fail to adequately comply with any of these standards, a foreign regulatory body may take adverse actions similar to those within the power of the FDA.

        Any of these actions could prevent us from marketing, distributing or selling our products and would likely harm our business.

If clinical studies of our future products do not produce results necessary to support regulatory clearance or approval in the United States or, with respect to our current or future products, elsewhere, we will be unable to expand the indications for or commercialize these products.

        We will likely need to conduct additional clinical studies in the future to support new indications for our products or for clearances of new product lines, or for the approval of the use of our products in some foreign countries. Clinical testing can take many years, can be expensive and carries uncertain outcomes. The initiation and completion of any of these studies may be prevented, delayed, or halted for numerous reasons.

        Clinical failure can occur at any stage of testing. Our clinical studies may produce negative, unanticipated or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and non-clinical testing in addition to those we have planned. Our failure to adequately demonstrate the safety and efficacy of any of our devices would prevent receipt of regulatory clearance or approval and, ultimately, the commercialization of that device or indication for use. Even if our future products are cleared in the United States, commercialization of our products in foreign countries would require approval by regulatory authorities in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials. Any of these occurrences could have an adverse impact on our business.

If the third parties on which we rely to conduct our clinical trials and to assist us with pre-clinical development do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for or commercialize our products.

        We often must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations, have difficulty recruiting sufficient subjects for clinical studies or fail to meet expected deadlines, if these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for, or successfully commercialize, our products on a timely basis, if at all, and our business, operating results and prospects may be adversely affected. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.

Future regulatory actions may adversely affect our ability to sell our products profitably.

        From time to time, legislation is drafted and introduced that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of a medical device. In addition, FDA and other regulations and guidance are often revised or reinterpreted in ways that may significantly affect our business and our products, and new regulations or guidance documents may be promulgated. It is impossible to predict whether legislative changes will be enacted or regulations, guidance or interpretations changed or added, and what the impact of such changes or additions, if any, may be.

Healthcare regulatory reform may affect our ability to sell our products profitably.

        In the United States, the legislative landscape, particularly as it relates to healthcare regulation and reimbursement coverage, continues to evolve. In March 2010, the Patient Protection and Affordable Care Act and Health Care and Education Reconciliation Act, which we refer to as the Patient Protection and Affordable Care Act, was passed, which has the potential to substantially change healthcare financing by both governmental and private insurers, and significantly impact the U.S. medical device industry. The Patient Protection and Affordable Care Act, among other things, imposes a new excise tax, which began in 2013, on entities that manufacture, produce or import medical devices in an amount equal to 2.3% of the price for which such devices are sold in the United States. While we believe that our current products are exempt from this tax under an exemption for retail products, if our belief is determined to be incorrect, we could be subject to significant tax liabilities and penalties, which could have a material adverse effect on our results of operations and cash position. Moreover, products that we introduce in the future could be subject to this tax.

        In addition, the Patient Protection and Affordable Care Act also expands the round two of competitive bidding to a total of 91 competitive bidding areas, and by 2016, the process must be nationalized or prices in non-competitive bidding areas must be adjusted to match competitive bidding prices. Other legislative changes have been proposed and adopted in the United States since the Patient Protection and Affordable Care Act was enacted. On August 2, 2011, the Budget Control Act of 2011 among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation's automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year, which went into effect on April 1, 2013. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012 which, among other things, further reduced Medicare payments to certain providers, including physicians, hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products or additional pricing pressures.

        There have been judicial and Congressional challenges to certain aspects of the Patient Protection and Affordable Care Act. Additional state and federal health care reform measures that may be adopted in the future could have a material adverse effect on our industry generally and on our customers. Any changes in, or uncertainty with respect to future reimbursement rates, or changes in hospital admission rates could impact our customers' demand for our products and services, which in turn could impact our ability to successfully commercialize our products, or could limit or eliminate our spending on certain development projects. These changes could adversely affect our business and results of operations.

Healthcare reform measures could hinder or prevent the commercial success of our products and product candidates.

        In the United States, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system that could affect our future revenues and profitability and the future revenues and profitability of our customers. Federal and state lawmakers regularly propose and, at times, enact legislation that results in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. The new presidential administration and U.S. Congress have sought, and we expect that they will continue to seek, to modify, repeal, or otherwise invalidate all, or certain provisions of, the Patient Protection and Affordable Care Act. There is still uncertainty with respect to the impact that the current administration and legislative action may have, if any, and any changes will likely take time to unfold and could have an impact on coverage and reimbursement for healthcare items and services covered by plans that were authorized by the Patient Protection and Affordable Care Act. Such uncertainty and any changes could negatively impact our ability to successfully commercialize our products or product candidates, and could result in reduced demand for our products and additional pricing pressures.

While our products are not currently subject to the competitive bidding process under Medicare, if our products were to become subject to such process in the future, it could negatively affect our business and financial condition.

        The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 required the Secretary of Health and Human Services to establish and implement programs under which competitive acquisition areas are established throughout the United States for purposes of awarding contracts for the furnishing of competitively priced items of durable medical equipment.

        CMS, the agency responsible for administering the Medicare program, conducts a competition for each competitive acquisition area under which providers submit bids to supply certain covered items of durable medical equipment. Successful bidders must meet certain program quality standards in order to be awarded a contract and only successful bidders can supply the covered items to Medicare beneficiaries in the acquisition area. There are, however, regulations in place that allow non-contracted providers to continue to provide products and services to their existing customers at the new competitive bidding payment amounts. The contracts are expected to be re-bid every three years. CMS is required to award contracts to multiple entities submitting bids in each area for an item or service, but has the authority to limit the number of contractors in a competitive acquisition area to the number it determines to be necessary to meet projected demand.

        Although CMS concluded the bidding process for the first round of Metropolitan Statistical Areas in September 2007, in July 2008, Congress enacted Medicare Improvements for Patients and Providers Act of 2008, which retroactively delayed the implementation of competitive bidding. Medicare Improvements for Patients and Providers Act of 2008 also reduced Medicare prices nationwide by 9.5% beginning in 2009 for the product categories that were initially included in competitive bidding.

        The Patient Protection and Affordable Care Act legislation requires CMS to expand competitive bidding further to additional geographic markets or to use competitive bid pricing information to adjust the payment amounts otherwise in effect for areas that are not competitive acquisition areas by January 1, 2016.

        Although we continue to monitor developments regarding the implementation of the competitive bidding program, we cannot predict the outcome of the competitive bidding program on our business when fully implemented, nor the Medicare payment rates that will be in effect in future years for the items subjected to competitive bidding, including our products. We expect that payment rates will continue to fluctuate, and a large negative payment adjustment could adversely affect our business, financial conditions and results of operations.

We are subject to additional federal, state and foreign laws and regulations relating to our healthcare business; our failure to comply with those laws could have an adverse impact on our business.

        We are subject to healthcare fraud and abuse regulation and enforcement by federal and state governments, which could adversely impact our business. Healthcare fraud and abuse and health information privacy and security laws potentially applicable to our operations include:

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  the federal Anti-Kickback Statute, which applies to our marketing practices, educational programs, pricing policies and relationships with healthcare providers, by prohibiting, among other things, soliciting, receiving, offering or providing remuneration, whether directly or indirectly and overtly or covertly, intended to induce the referral of an individual for (i) the furnishing or the arranging for the furnishing of items or services reimbursable under a federal healthcare program, such as Medicare or Medicaid; or (ii) the purchase, lease or order of, or the arrangement or recommendation of the purchasing, leasing or ordering of, of an item or service reimbursable under a federal healthcare program. A person or entity does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation;

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  federal civil and criminal false claims laws and civil monetary penalty laws, including civil whistleblower or qui tam actions that prohibit, among other things, knowingly presenting, or causing to be presented, claims for payment or approval to the federal government that are false or fraudulent, knowingly making a false statement material to an obligation to pay or transmit money or property to the federal government, knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay or transmit money or property to the federal government or knowingly offering remuneration to influence a Medicare or Medicaid beneficiary's selection of health care providers. The government may assert that a claim, including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the false claims statutes;

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  HIPAA and its implementing regulations, which created federal criminal laws that prohibit, among other things, executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

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  HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, also imposes certain regulatory and contractual requirements regarding the privacy, security and transmission of individually identifiable health information;

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  federal Open Payments (the Physician Payments Sunshine Act) requirements imposed by the Patient Protection and Affordable Care Act on device manufacturers regarding certain "transfers of value" made or distributed to physicians and teaching hospitals. Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (or up to an aggregate of $1.0 million per year for "knowing failures"), for all payments, transfers of value or ownership or investment interests that are not timely, accurately, and completely reported in an annual submission. The period between August 1, 2013 and December 31, 2013 was the first reporting period, and manufacturers were required to report aggregate payment data by March 31, 2014, and to report detailed payment data and submit legal attestation to the accuracy of such data by June 30, 2014. Thereafter, manufacturers must submit reports by the 90th day of each subsequent calendar year;

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  federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

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  state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payer, including commercial insurers; state laws that require device companies to comply with the industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers; state laws that require device manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of certain health information, many of which differ from each other in significant ways and often are not preempted by HIPAA.

        The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. We are unable to predict what additional federal or state legislation or regulatory initiatives may be enacted in the future regarding our business or the healthcare industry in general, or what effect such legislation or regulations may have on us. Federal or state governments may impose additional restrictions or adopt interpretations of existing laws that could have a material adverse effect on us.

        Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available under such laws, it is possible that some of our business activities, including certain sales and marketing practices and financial arrangements, including the provision of stock options as partial compensation for consulting services, with physicians, some of whom use or purchase our products, and other customers, could be subject to challenge under one or more of such laws. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from governmental healthcare programs, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment or restructuring of our operations, any of which could adversely impact our business.

Failure to comply with regulations affecting the transmission, security and privacy of health information could result in significant penalties.

        Numerous federal and state laws and regulations, including HIPAA and the Health Information Technology for Economic and Clinical Health Act, or the HITECH Act, govern the collection, dissemination, security, use and confidentiality of patient-identifiable health information. HIPAA and the HITECH Act require us to comply with standards for the use and disclosure of health information within our company and with third parties. The Privacy Standards and Security Standards under HIPAA establish a set of basic national privacy and security standards for the protection of individually identifiable health information by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. Notably, whereas HIPAA previously directly regulated only these covered entities, the HITECH Act, which was signed into law as part of the stimulus package in February 2009, makes certain of HIPAA's privacy and security standards also directly applicable to covered entities' business associates. As a result, both covered entities and business associates are now subject to significant civil and criminal penalties for failure to comply with Privacy Standards and Security Standards.

        HIPAA and the HITECH Act also include standards for common healthcare electronic transactions and code sets, such as claims information, plan eligibility, payment information and the use of electronic signatures, and privacy and electronic security of individually identifiable health information. Covered entities, such as healthcare providers, are required to conform to such transaction set standards pursuant to HIPAA.

        HIPAA requires healthcare providers like us to develop and maintain policies and procedures with respect to protected health information that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. The HITECH Act expands the notification requirement for breaches of patient-identifiable health information, restricts certain disclosures and sales of patient-identifiable health information and provides a tiered system for civil monetary penalties for HIPAA violations. The HITECH Act also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney fees and costs associated with pursuing federal civil actions. Additionally, certain states have adopted comparable privacy and security laws and regulations, some of which may be more stringent than HIPAA.

        If we do not comply with existing or new laws and regulations related to patient health information, we could be subject to criminal or civil sanctions. New health information standards, whether implemented pursuant to HIPAA, the HITECH Act, congressional action or otherwise, could have a significant effect on the manner in which we handle healthcare related data and communicate with payors, and the cost of complying with these standards could be significant.

        The 2013 final HITECH omnibus rule modifies the breach reporting standard in a manner that will likely make more data security incidents qualify as reportable breaches. Any liability from a failure to comply with the requirements of HIPAA or the HITECH Act could adversely affect our financial condition. The costs of complying with privacy and security related legal and regulatory requirements are burdensome and could have a material adverse effect on our results of operations. These new provisions, as modified, will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us, as well as our clients and strategic partners. In addition, we are unable to predict what changes to the HIPAA Privacy Standards and Security Standards might be made in the future or how those changes could affect our business. Any new legislation or regulation in the area of privacy and security of personal information, including personal health information, could also adversely affect our business operations.

        Additionally, the Federal Trade Commission has issued and several states have issued or are considering new regulations to require holders of certain types of personally identifiable information to implement formal policies and programs to prevent, detect and mitigate the risk of identity theft and other unauthorized access to or use of such information. Further, the U.S. Congress and a number of states have considered or are considering prohibitions or limitations on the disclosure of medical or other information to individuals or entities located outside of the United States. If we begin selling our products outside the United States, we will need to comply with applicable laws in those jurisdictions that regulate the use and disclosure of individually identifiable information.

If we fail to comply with state and federal fraud and abuse laws, including anti-kickback, false claims and anti-inducement laws, we could face substantial penalties and our business, operations, and financial condition could be adversely affected.

        The federal anti-kickback statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration, whether directly or indirectly and overtly or covertly, to induce or in return for purchasing, leasing, ordering, or arranging for the purchase, lease or order of any healthcare item or service reimbursable under Medicare, Medicaid, or other federal financed healthcare programs. The statutory exceptions and regulatory safe harbors protecting certain common activities from prosecution are drawn narrowly, and any remuneration to or from a prescriber or purchaser of healthcare products or services may be subject to scrutiny if they do not qualify for an exception or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from anti-kickback liability.

        Federal false claims laws prohibit, in part, any person from knowingly presenting or causing to be presented a false claim for payment to the federal government, or knowingly making or causing to be made a false statement to get a false claim paid. The majority of states also have statutes or regulations similar to the federal anti-kickback law and false claims laws, which apply to items or services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of payer. These false claims statutes allow any person to bring suit in the name of the government alleging false and fraudulent claims presented to or paid by the government (or other violations of the statutes) and to share in any amounts paid by the entity to the government in fines or settlement. Such suits, known as qui tam actions, have increased significantly in the healthcare industry in recent years. Sanctions under these federal and state laws may include civil monetary penalties, exclusion of a manufacturer's products from reimbursement under government programs, criminal fines and imprisonment. In addition, the Patient Protection and Affordable Care Act, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the Patient Protection and Affordable Care Act provides that the government may assert that a claim, including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes. Because of the breadth of these laws and the narrowness of the safe harbors and exceptions, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Such a challenge, regardless of the outcome, could have a material adverse effect on our business, business relationships, reputation, financial condition and results of operations.

        In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians. The Patient Protection and Affordable Care Act imposed new reporting and disclosure requirements on device and drug manufacturers for any "transfer of value" made or distributed to prescribers and other healthcare providers. Device and drug manufacturers will also be required to report and disclose any investment interests held by physicians and their immediate family members during the preceding calendar year. Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (and up to an aggregate of $1.0 million per year for "knowing failures to report"), for all payments, transfers of value or ownership or investment interests not reported in an annual submission. As of August 1, 2013, manufacturers are required to collect data and are required to submit their data reports to CMS by the 90th day of each calendar year.

        Certain states mandate implementation of compliance programs and/or the tracking and reporting of gifts, compensation and other remuneration to physicians. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with different compliance and/or reporting requirements in multiple jurisdictions increase the possibility that a healthcare company many violate one or more of the requirements.

        The Federal Civil Monetary Penalties Law prohibits, in part, the offering or giving of remuneration to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary's selection of a particular supplier of items or services reimbursable by a Federal or state governmental program. We sometimes offer customers various discounts and other financial incentives in connection with the sales of our products. While it is our intent to comply with all applicable laws, the government may find that our marketing activities violate the Civil Monetary Penalties Law. If we are found to be in noncompliance, we could be subject to civil money penalties of up to $10,000 for each wrongful act, assessment of three times the amount claimed for each item or service and exclusion from the Federal healthcare programs.

        The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. If our operations are found to be in violation of any of the laws described above or any other government regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment, restructuring, or restricting of our operations. Any penalties, damages, fines, curtailment or restructuring or our operations could harm our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state fraud laws may prove costly.

Failure to maintain the licenses and accreditations necessary to operate under our direct-to-patient and -provider model would adversely affect our business.

        To continue operating our business under our direct-to-patient and -provider model, we must maintain our Durable Medical Equipment license and certification from the Accreditation Commission for Health Care. In May 2008, we became a Durable, Medical Equipment, Prosthetics, Orthotics, and Supplies accredited Medicare supplier by the Accreditation Commission for Health Care for our solutions and our Medicare accreditation must be renewed every three years through passage of an on-site inspection. Our current accreditation with Medicare is due to expire in May 2017. In addition to maintaining our Durable Medical Equipment license and certification from the Accreditation Commission for Health Care, we also must maintain certain state-required licenses. If we were found to be noncompliant, we could lose our licensure in that state. Losing our licensure could prohibit us from selling our current or future products to patients in such state and our business, financial condition and results of operations could be adversely affected as a result of any such prohibition.

Our products are currently made available to authorized users of the Department of Veterans Affairs Federal Supply Schedule and if we were no longer eligible to sell our products through such channel, our business may be adversely affected.

        For our products to be eligible for reimbursement by the Veterans Administration, we must participate in the Department of Veterans Affairs Federal Supply Schedule pricing program, established by Section 603 of the Veterans Health Care Act of 1992. To be eligible for this program, we must comply with additional laws and requirements applicable to our operations and manufacturing processes. If we were to lose eligibility for reimbursement by the Veterans Administration, our business, financial condition and results of operations could be adversely affected.

We may be unable to obtain or maintain international regulatory registrations or approvals for our current or future products and indications, which could adversely impact our business.

        Any future sales of our devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. In addition, the FDA regulates exports of medical devices from the United States. Complying with international regulatory requirements can be an expensive and time-consuming process and approval is not certain. The time required to obtain registration or approvals, if required by other countries, may be longer than that required for FDA clearance, and requirements for such registrations or approvals may significantly differ from FDA requirements. In certain countries we intend to rely upon third-party distributors to obtain all required regulatory registrations and approvals, and these distributors may be unable to obtain or maintain such registrations or approvals. Our distributors in these countries may also incur significant costs in attempting to obtain and in maintaining foreign regulatory approvals or registrations, which could increase the difficulty of attracting and retaining qualified distributors. If these distributors experience delays in receiving necessary registrations or approvals to market our products outside the United States, or if they fail to receive those registrations or approvals, we may be unable to market our products or enhancements in certain international markets effectively, or at all.

Our operations involve the use of hazardous and toxic materials, and we must comply with environmental, health and safety laws and regulations, which can be expensive, and could have an adverse impact on our business.

        Our operations use or generate small volumes of hazardous or toxic materials. We are therefore subject to a variety of federal, state and local regulations relating to the use, handling, storage, disposal and human exposure to hazardous and toxic materials. Liability under environmental laws can be joint and several and without regard to comparative fault, and environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations, which could have an adverse impact on our business. There can be no assurance that violations of environmental, health and safety laws will not occur in the future as a result of human error, accident, equipment failure or other causes. The failure to comply with past, present or future laws could result in the imposition of fines, third-party property damage and personal injury claims, investigation and remediation costs, the suspension of production or a cessation of operations. We also expect that our operations will be affected by other new environmental and health and safety laws and regulations on an ongoing basis. Although we cannot predict the ultimate impact of any such new laws and regulations, they will likely result in additional costs, and may require us to change how we manufacture our products, which could have an adverse impact on our business.

Risks Related to Our Financial Condition

We may need substantial additional funding and may be unable to raise capital when needed, which could force us to delay or reduce our commercialization efforts or product development programs.

        We believe our existing cash and cash equivalents and revenues will be sufficient to meet our capital requirements and fund our operations indefinitely. However, we have based these estimates on assumptions that may prove to be incorrect, and we could spend our available financial resources much faster than we currently expect. Any future funding requirements will depend on many factors, including:

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  market acceptance of our products;

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  the scope, rate of progress and cost of our clinical studies;

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  the cost of our research and development activities;

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  the cost of filing and prosecuting patent applications and defending and enforcing our patent or other intellectual property rights;

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  the cost of defending, in litigation or otherwise, any claims that we infringe third-party patents or other intellectual property rights;

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  the cost and timing of additional regulatory clearances or approvals;

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  the cost and timing of establishing additional sales, marketing and distribution capabilities;

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  costs associated with any product recall that may occur;

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  the effect of competing technological and market developments;

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  the extent to which we acquire or invest in products, technologies and businesses, although we currently have no commitments or agreements relating to any of these types of transactions; and

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  the costs of operating as a public company.

        If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Any future debt financing into which we enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our common stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, or grant licenses on terms that are not favorable to us.

        Furthermore, we cannot be certain that additional funding will be available on acceptable terms, if at all. If we do not have, or are not able to obtain, sufficient funds, we may have to delay development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. We also may have to reduce marketing, customer support or other resources devoted to our products or cease operations. Any of these factors could harm our operating results.

Risks Related to Our Intellectual Property

We may not be able to protect our intellectual property rights throughout the world.

        Filing, prosecuting and defending patents on products in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States may be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. For example, many foreign countries have compulsory licensing laws, under which a patent owner must grant licenses to third parties. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products, and further, competitors may export otherwise infringing products to territories where we have patent protection but enforcement rights are not as strong as those in the United States. These products may compete with our products in jurisdictions where we do not have any issued patents, and our patent claims or other intellectual rights may not be effective or sufficient to prevent them from so competing.

        Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

The patent protection for our products may expire before we are able to maximize their commercial value, which may subject us to increased competition and reduce or eliminate our opportunity to generate product revenues.

        The patents for our products have varying expiration dates and, if these patents expire, we may be subject to increased competition and we may not be able to recover our development costs or market any of our approved products profitably. For instance, our patents for our Flexitouch System will expire in 2017. Upon expiration of our patents, we may be subject to increased competition and our opportunity to establish or maintain product revenues could be substantially reduced or eliminated.

Further, we may not have sufficient time to recover our development costs prior to the expiration of our U.S. and foreign patents.

We may not identify relevant patents or may incorrectly interpret the relevance, scope or expiration of a patent, which may adversely affect our ability to develop and market our products.

        We cannot guarantee that any of our patent searches or analyses, including but not limited to the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can we be certain that we have identified each and every patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of our products in any jurisdiction.

        The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent family's prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect, which may negatively impact our ability to market our products. We may incorrectly determine that our products are not covered by a third-party patent.

        Many patents may cover a marketed product, including but not limited to patents covering the product or portions thereof, methods of use or methods relating to the product, and production processes of or for the product. The identification of all patents and their expiration dates relevant to the production and sale of a therapeutic product is extraordinarily complex and requires sophisticated legal knowledge in the relevant jurisdiction. It may be impossible to identify all patents in all jurisdictions relevant to a marketed product. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect, which may negatively impact our ability to develop and market our products.

Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

        The United States Patent and Trademark Office, or USPTO, and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent prosecution process. Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on any issued patent and/or pending patent applications are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of a patent or patent application. We have systems in place to remind us to pay these fees, and we employ an outside firm and rely on our outside counsel to pay these fees. While an inadvertent lapse may sometimes be cured by payment of a late fee or by other means in accordance with the applicable rules, there are many situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If we fail to maintain the patents and patent applications directed to our products, our competitors might be able to enter the market earlier than should otherwise have been the case, which would have a material adverse effect on our business.

We may become involved in lawsuits to protect our patents or other intellectual property rights, which could be expensive, time-consuming and ultimately unsuccessful.

        Competitors may infringe our patents or other intellectual property rights. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

        Various proceedings brought before the USPTO may be necessary to determine the priority of inventions with respect to our patents and patent applications or those of our current or future collaborators. An unfavorable outcome could require us to cease using the technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if a prevailing party does not offer us a license on terms that are acceptable to us. Litigation or other proceedings may fail and, even if successful, may result in substantial costs and distraction of our management and other employees. We may not be able to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect those rights as fully as in the United States.

        Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential and proprietary information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

Third-party claims of intellectual property infringement or misappropriation may adversely affect our business and could prevent us from developing or commercializing our products.

        Our commercial success depends in part on us not infringing the patents and proprietary rights of third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the medical device industry, including patent infringement lawsuits, interferences, oppositions, ex-parte review and inter partes reexamination and post-grant review proceedings before the USPTO and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications owned by third parties exist in the fields in which we are developing and may develop our products. As the medical device industry expands and more patents are issued, the risk increases that our products may be subject to claims of infringement of the patent rights of third parties. If a third party claims that we infringe on their products or technology, we could face a number of issues, including:

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  infringement and other intellectual property claims which, with or without merit, can be expensive and time-consuming to litigate and can divert management's attention from our core business;

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  substantial damages for past infringement, which we may have to pay if a court decides that our product infringes on a competitor's patent;

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  a court prohibiting us from selling or licensing our product, unless the patent holder licenses the patent to us;

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  if a license is available from a patent holder, we may have to pay substantial royalties or grant cross licenses to our patents; and

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  redesigning our processes so they do not infringe, which may not be possible or could require substantial funds and time.

        Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to products, materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our products, that we failed to identify. For example, applications filed before November 29, 2000 and certain applications filed after that date that will not be filed outside the United States remain confidential until issued as patents. Except for the preceding exceptions, patent applications in the

United States and elsewhere are generally published only after a waiting period of approximately 18 months after the earliest filing. Therefore, patent applications covering our technology or our products could have been filed by others without our knowledge. Additionally, pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover our technologies, our products or the use or manufacture of our products. We may also face a claim of misappropriation, if a third party believes that we inappropriately obtained and used trade secrets of such third parties. If we are found to have misappropriated a third party's trade secrets, we may be prevented from further using such trade secrets, limiting our ability to develop our products, and we may be required to pay damages.

        If any third-party patents were held by a court of competent jurisdiction to cover aspects of our products, materials, formulations, methods of manufacture or methods for treatment, the holders of any such patents would be able to block our ability to develop and commercialize the applicable product candidate until such patent expired or unless we obtain a license. These licenses may not be available on acceptable terms, if at all. Even if we were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms. In addition, during the course of any patent or other intellectual property litigation, there could be public announcements of the results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our products, programs, or intellectual property could be diminished. Accordingly, the market price of our common stock may decline.

        Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our products. Defending against claims of patent infringement or misappropriation of trade secrets could be costly and time-consuming, regardless of the outcome. Thus, even if we were to ultimately prevail, or to settle at an early stage, such litigation could burden us with substantial unanticipated costs. In addition, litigation or threatened litigation could result in significant demands on the time and attention of our management team, distracting them from the pursuit of other company business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys' fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties, or enter into development collaborations that would help us bring our products to market.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

        As is the case with other medical device companies, our success is heavily dependent on intellectual property, particularly on obtaining and enforcing patents. Obtaining and enforcing patents in the medical device industry involves both technological and legal complexity, and therefore is costly, time-consuming and inherently uncertain. In addition, the United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Further, several recent judicial rulings have either narrowed the scope of patent protection available in certain circumstances or weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained.

        For our U.S. patent applications containing a claim not entitled to priority before March 16, 2013, there is a greater level of uncertainty in the patent law. In September 2011, the Leahy-Smith America Invents Act, or the American Invents Act, or AIA, was signed into law. The AIA includes a number of significant changes to U.S. patent law, including provisions that affect the way patent applications will be prosecuted, reviewed after issuance, and may also affect patent litigation. The USPTO is currently developing regulations and procedures to govern administration of the AIA and many of the substantive changes to patent law associated with the AIA. It is not clear what other, if any, impact the AIA will have on the operation of our business. Moreover, the AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

        An important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned to a "first-inventor-to-file" system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. A third party that files a patent application in the USPTO after that date but before us could therefore be awarded a patent covering an invention of ours, even if we had made the invention before it was made by the third party. This will require us to be cognizant, going forward, of the time from invention to filing of a patent application, but early filing of patent applications may not always be possible. Furthermore, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our technology and the prior art allow our technology to be patentable over the prior art. Since patent applications in the United States and most other countries are confidential for a period of time after filing, we cannot be certain that we were the first to either (a) file any patent application related to our products or (b) invent any of the inventions claimed in our patents or patent applications.

        Among some of the other changes introduced by the AIA are changes that limit where a patentee may file a patent infringement suit and provide opportunities for third parties to challenge any issued patent in the USPTO. This applies to all of our U.S. patents, even those issued before March 16, 2013. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal court necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid as unpatentable, even though the same evidence may be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action.

        Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Because of the expense and uncertainty of litigation, we may not be in a position to enforce our intellectual property rights against third parties.

        We have become aware from time to time that third parties may be infringing on our patents or other intellectual property rights. Because of the expense and uncertainty of litigation, we have concluded in the past and may conclude in the future that even if a third party is infringing our patents or other intellectual property rights, the risk-adjusted cost of bringing and enforcing such a claim or action may be too high or not in the best interest of our company or our stockholders. In such cases, we may decide that the more prudent course of action is to simply monitor the situation or initiate or seek some other non-litigious action or solution.

Intellectual property rights do not address all potential threats to our competitive advantage.

        The degree of future protection afforded by our intellectual property rights is uncertain, because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. The following examples are illustrative:

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  Others may be able to make products that are similar to our products but that are not covered by the claims of the patents that we own or license from others.

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  Others may independently develop similar or alternative technologies or otherwise circumvent any of our technologies without infringing our intellectual property rights.

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  We might not have been the first to conceive and reduce to practice the inventions covered by the patents or patent applications that we own, license or will own or license.

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  We might not have been the first to file patent applications covering certain subject matter of the patents or patent applications that we own or for which we have obtained a license, or will own or for which we will obtain a license.

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  It is possible that our pending patent applications will not lead to issued patents.

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  Issued patents that we own may not provide us with any competitive advantage, or may be held invalid or unenforceable, as a result of legal challenges by our competitors.

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  Our competitors might conduct research and development activities in countries where we do not have patent rights, or in countries where research and development safe harbor laws exist, and then use the information learned from such activities to develop competitive products for sale in our major commercial markets.

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  Ownership of our patents or patent applications may be challenged by third parties.

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  The patents of third parties or pending or future applications of third parties, if issued, may have an adverse effect on our business.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and protect other proprietary information.

        We consider proprietary trade secrets and/or confidential know-how and unpatented know-how to be important to our business. We may rely on trade secrets and/or confidential know-how to protect our technology, especially where patent protection is believed by us to be of limited value. However, trade secrets and/or confidential know-how can be difficult to maintain as confidential.

        To protect this type of information against disclosure or appropriation by competitors, our policy is to require our employees, consultants, contractors and advisors to enter into confidentiality agreements with us. However, current or former employees, consultants, contractors and advisers may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party obtained illegally and is using trade secrets and/or confidential know-how is expensive, time consuming and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction.

        Failure to obtain or maintain trade secrets and/or confidential know-how trade protection could adversely affect our competitive position. Moreover, our competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same. If successful in obtaining such patent protection, our competitors could limit our use of our trade secrets and/or confidential know-how.

We may need to license certain intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

        A third party may hold intellectual property, including patent rights that are important or necessary to the development or commercialization of any future products. It may be necessary for us to use the patented or proprietary technology of third parties to commercialize our products, in which case we would be required to obtain a license from these third parties. Such a license may not be available on commercially reasonable terms or at all, which could materially harm our business.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

        We have received confidential and proprietary information from third parties. In addition, we employ individuals who were previously employed at other medical device companies. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise improperly used or disclosed confidential information of these third parties or our employees' former employers. Further, we may be subject to ownership disputes in the future, arising, for example, from conflicting obligations of consultants or others who are involved in developing our products. We may also be subject to claims that former employees, consultants, independent contractors, collaborators or other third parties have an ownership interest in our patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging our right to and use of confidential and proprietary information. If we fail in defending any such claims, in addition to paying monetary damages, we may lose our rights therein. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against these claims, litigation could result in substantial cost and be a distraction to our management and employees.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

        We may also be subject to claims that former employees, collaborators or other third parties have an ownership interest in our patents or other intellectual property. We may be subject to ownership disputes in the future, arising, for example, from conflicting obligations of consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

        Because we rely on third parties to assist with research and development and to manufacture our products, we must, at times, share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with our advisors, employees, third-party contractors and consultants, prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, including our trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor's discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business.

        In addition, these agreements typically restrict the ability of our advisors, employees, third-party contractors and consultants to publish data potentially relating to our trade secrets, although our agreements may contain certain limited publication rights. For example, any academic institution that we may collaborate with in the future will usually expect to be granted rights to publish data arising out of such collaboration, provided that we are notified in advance and given the opportunity to delay publication for a limited time period in order for us to secure patent protection of intellectual property rights arising from the collaboration, in addition to the opportunity to remove confidential or trade secret information from any such publication. In the future, we may also conduct joint research and development programs that may require us to share trade secrets under the terms of our research and development or similar agreements. Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of our agreements with third parties, independent development or publication of information by any of our third-party collaborators. A competitor's discovery of our trade secrets would impair our competitive position and have an adverse impact on our business.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

        If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest, and our business may be adversely affected. We currently have registered and unregistered trademarks in the United States. Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential collaborators or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. Further, there could be potential trade name or trademark infringement claims brought by owners of other trademarks or trade names that incorporate variations of our trademarks or trade names. In addition, we have not registered our trademarks internationally, and the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. Over the long term, if we are unable to successfully register our trademarks and trade names and/or establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely impact our financial condition or results of operations.

 USE OF PROCEEDS

        All of the shares of our common stock offered by this prospectus supplement will be sold by the selling stockholders. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

PRICE RANGE OF COMMON STOCK

        Our common stock commenced trading on The NASDAQ Global Market under the symbol "TCMD" on July 28, 2016. Prior to our initial public offering, there was no public market for our common stock. On September 11, 2017, the last reported sale price of our common stock as reported by NASDAQ was $35.19 per share. As of September 11, 2017, we had 17,629,481 shares of common stock issued and outstanding, and there were 69 holders of record of our common stock.

        The following table sets forth, for the periods indicated, the high and low intra-day sale prices of our common stock as reported by the NASDAQ Global Market.

	Price Range
	High	Low
Year Ending December 31, 2017
Third Quarter (through September 11, 2017)	$36.20	$27.06
Second Quarter	$30.20	$16.69
First Quarter	$21.06	$14.37
Year Ended December 31, 2016
Fourth Quarter	$20.25	$14.70
Third Quarter (from July 28, 2016)	$22.29	$10.00

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock. We intend to retain our future earnings, if any, to finance the operation and expansion of our business. We do not expect to pay cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness and plans for expansion and restrictions imposed by lenders, if any.

DESCRIPTION OF COMMON STOCK

        A summary of the terms and provisions of our common stock is contained in the section entitled "Description of Capital Stock" in the accompanying prospectus.

 SELLING STOCKHOLDERS

        The following table sets forth, for each selling stockholder, the name, the number and percentage of shares of our common stock beneficially owned prior to this offering, the number of shares of our common stock being offered pursuant to this prospectus supplement, and the number and percentage of shares of our common stock that will be beneficially owned immediately after completion of this offering. The percentages of shares owned prior to this offering and after this offering are based on 17,629,481 shares of our common stock outstanding as of September 11, 2017.

        The selling stockholders acquired the shares of our common stock covered by this prospectus supplement upon the conversion, at the time of our initial public offering, of shares of preferred stock that the stockholders received in connection with preferred stock financings entered into prior to our initial public offering. The selling stockholders have certain rights with respect to registration of the shares of our common stock under the Securities Act pursuant to the terms of an investors' rights agreement, as more fully described in the accompanying prospectus under "Description of Capital Stock—Registration Rights."

        Except as otherwise indicated in the footnotes below, each of the selling stockholders has, to our knowledge, sole voting and investment power with respect to the indicated shares.

					Common Stock Beneficially Owned after this Offering (Assuming No Exercise of the Underwriters' Option)		Common Stock Beneficially Owned after this Offering Assuming Full Exercise of the Underwriters' Option
	Common Stock Beneficially Owned Prior to this Offering
				Shares Subject to Underwriters' Option
			Shares of Our Common Stock Offered
Name of Selling Stockholders	Number	Percentage			Number	Percentage	Number	Percentage
Galen Partners V, L.P. and affiliated entities(1)	3,702,236	21.0%	1,880,000	282,000	1,822,236	10.3%	1,540,236	8.7%
Radius Venture Partners III, LLC and affiliated entities(2)	2,001,298	11.4%	870,000	130,500	1,131,298	6.4%	1,000,798	5.7%

(1)
Galen Partners V, L.L.C. ("Galen") is the General Partner of Galen Partners V, L.P. ("Galen LP") and of Galen Partners International V, L.P. ("Galen International"). Zubeen P. Shroff, who was a member of our Board of Directors from September 2007 until May 2017, L. John Wilkerson and David Jahns are the managing directors of Galen and are members of Galen Management, L.L.C. ("Management"). Each of Galen LP, Galen International and Management has sole power to vote or to direct the vote of, and sole power to dispose or to direct the disposition of, 3,366,917, 287,511 and 47,808 shares of our common stock, respectively; and each of Galen and each of the named individuals has shared power to vote or to direct the vote of, and shared power to dispose or to direct the disposition of, 3,702,236 shares of our common stock listed in the table above. In this offering, Galen LP is selling 1,709,725 shares of common stock, Galen International is selling 145,999 shares of common stock and Management is selling 24,276 shares of common stock, in each case, assuming no exercise by the underwriters of their option to purchase additional shares. The address of the entities and individuals listed in this footnote is 680 Washington Boulevard, Stamford, CT 06901. Galen LP, Galen International and Management are referred to herein as the "Galen Entities."

(2)
Radius Venture Partners III, LLC ("Radius GP") is the general partner of each of Radius Venture Partners III, LP ("Radius III, LP") and Radius Venture Partners III QP, LP ("Radius III QP, LP"), and is the manager of the general partner of Radius Venture Partners III (OHIO), LP ("Radius III (Ohio), LP") and as such Radius GP may be deemed to have voting and dispositive power with respect to the shares of common stock held by each of these limited partnerships. Jordan Davis, a member of our Board of Directors, and Daniel Lubin are the managing members of Radius GP and as such these individuals may be deemed to share voting and dispositive power with respect to such shares. Of the shares of common stock represented, Radius III, LP owns 150,769 shares, Radius III (Ohio), LP owns 206,480 shares and Radius III QP, LP owns 1,644,049 shares. In this offering, Radius III, LP is selling 65,542 shares of common stock, Radius III (Ohio), LP is selling 89,761 shares of common stock and Radius III QP, LP is selling 714,697 shares of common stock, in each case, assuming no exercise by the underwriters of their option to purchase additional shares. The address of the entities and individuals listed in this footnote is 250 Park Avenue, Suite 1102, New York, NY 10177. Radius III, LP, Radius III (Ohio), LP and Radius III QP, LP are referred to herein as the "Radius Entities."

UNDERWRITING

        The selling stockholders identified in this prospectus supplement are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through the underwriters named below, of which William Blair & Company, L.L.C. and Piper Jaffray & Co. are acting as representatives. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed to purchase from the selling stockholders, the number of shares of our common stock set forth opposite its name below.

Name	Number of Shares
William Blair & Company, L.L.C.
Piper Jaffray & Co.
Guggenheim Securities, LLC
Canaccord Genuity Inc.

Total

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus supplement, the accompanying prospectus, the related registration statement, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed. We have agreed to pay expenses incurred by the selling stockholders in connection with the offering, other than underwriting discounts and commissions. The following table shows the per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to the selling stockholders, assuming either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Total Without Exercise of Option	Total With Exercise in Full of Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$

Proceeds, before expenses, to the selling stockholders	$	$	$

        We estimate that the total expenses of this offering, including registration, filing fees, printing fees, legal and accounting expenses, transfer agent and registrar expenses and expenses to be paid by us for the selling stockholders, but excluding the underwriting discount, will be approximately $400,000.

Option to Purchase Additional Shares

        The selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 412,500 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter's name in the table above bears to the total number of shares of common stock listed next to the names of all underwriters in the table above.

No Sales of Similar Securities

        We, our directors, our executive officers and the selling stockholders have agreed not to sell or transfer any shares of our common stock or securities convertible into, exchangeable or exercisable for, or that represent the right to receive shares of our common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of William Blair & Company, L.L.C. and Piper Jaffray & Co. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

  •
  offer, pledge, announce the intention to sell, sell or contract to sell any shares of our common stock;

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  sell any option or contract to purchase any shares of our common stock;

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  purchase any option or contract to sell any shares of our common stock;

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  grant any option, right or warrant to purchase any shares of our common stock;

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  make any short sale or otherwise transfer or dispose of any shares of our common stock;

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of any shares of our common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or

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  demand that we file a registration statement related to our common stock.

        The restrictions in the preceding paragraph do not apply to transfers of securities:

  •
  as a bona fide gift or gifts;

  •
  to any trust for the direct or indirect benefit of the stockholder or an immediate family member of the stockholder;

  •
  if the stockholder is a corporation, partnership, limited liability company, trust or other business entity (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the stockholder or (ii) distributions of shares of our common stock to limited partners, limited liability company members or stockholders of the stockholder;

  •
  if the stockholder is a trust, to the beneficiary of such trust;

  •
  by testate succession or intestate succession;

  •
  pursuant to the underwriting agreement; or

  •
  pursuant to a "change of control" of our company;

provided, in the case of a transfer described in bullets one through five above, that such transfer does not involve a disposition for value, and each transferee agrees to be subject to the restrictions described in the immediately preceding paragraph and that no filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer.

        In addition, the restrictions described above do not apply to:

  •
  the exercise of stock options granted pursuant to our equity incentive plans or outstanding warrants;

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  grants by us of awards under our stock plans;

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  sales made pursuant to a 10b5-1 plan that was in effect prior to the date of the lock-up agreement;

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  any transfers to our company in a transaction exemption from Section 16(b) of the Exchange Act to satisfy tax withholding obligations pursuant to our equity incentive plans or arrangements; or

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  the establishment of a 10b5-1 plan, as long as no sales are made under that plan prior to the expiration of the 60-day period.

Listing

        Our common stock is listed on The NASDAQ Global Market under the symbol "TCMD."

        The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilization, Short Positions and Penalty Bids

        Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of this offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts and commissions received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

        In connection with this offering, certain of the underwriters or securities dealers may distribute prospectus supplements and accompanying prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus supplement or the accompanying prospectus.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        Canada.    The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        United Kingdom.    Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

        Hong Kong.    The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        Singapore.    This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

        Switzerland.    The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common shares.

        United Arab Emirates.    This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE, including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority ("DFSA"), a regulatory authority of the Dubai International Financial Centre ("DIFC"). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and Dubai Listing Rules, accordingly, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones.

        The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

        France.    This prospectus supplement and the accompanying prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

        This prospectus supplement and the accompanying prospectus have not been and will not be submitted to the French Autorité des marchés financiers (the "AMF") for approval in France and accordingly may not and will not be distributed to the public in France.

        Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

  •
  the transaction does not require a prospectus to be submitted for approval to the AMF;

  •
  persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

  •
  the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

        This prospectus supplement and the accompanying prospectus are not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus have been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby and certain other legal matters will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota. Certain legal matters will be passed upon on behalf of the underwriters by Dorsey & Whitney LLP, Minneapolis, Minnesota. Certain legal matters relating to the Radius Entities will be passed upon by Faegre Baker Daniels LLP, Minneapolis, Minnesota, and certain legal matters relating to the Galen Entities will be passed upon by Cooley LLP, Reston, Virginia.

EXPERTS

        The audited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

        We also make our SEC filings available, free of charge, on or through our website at www.tactilemedical.com. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any free writing prospectus.

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-220132) that we filed with the SEC under the Securities Act and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries, and each such statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

Incorporation by Reference

        We "incorporate by reference" into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Some information contained in this prospectus supplement and the accompanying prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement and the accompanying prospectus supplement, as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and the accompanying prospectus, and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later.

        This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 27, 2017;

  •
  our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 8, 2017 and August 7, 2017, respectively;

  •
  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2017;

  •
  our Current Reports on Form 8-K filed with the SEC on March 10, 2017, May 11, 2017 and August 1, 2017; and

  •
  the description of our common stock contained in our registration statement on Form 8-A (Commission File No. 001-37799), which was filed with the SEC on June 10, 2016, including any amendment or report filed with the SEC for the purpose of updating such description.

        We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

        You may request a free copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus) by writing or telephoning us at the following address:

Tactile Systems Technology, Inc.
1331 Tyler Street NE, Suite 200
Minneapolis, MN 55413
Attention: Secretary
(612) 355-5100

PROSPECTUS

TACTILE SYSTEMS TECHNOLOGY, INC.

$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

5,703,534 Shares of Common Stock
Offered by the Selling Stockholders

        We may offer and sell, from time to time in one or more offerings, up to $200,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants, rights and units, in any combination. In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 5,703,534 shares of common stock under this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

        This prospectus provides you with a general description of the securities that may be offered. Each time we or any of the selling stockholders offer and sell securities using this prospectus, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

        We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of such securities.

        Investing in our securities involves risks. See "Risk Factors" on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

        Our common stock is listed on The NASDAQ Global Market under the symbol "TCMD." On August 22, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $33.12 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $200,000,000, and the selling stockholders may from time to time in one or more offerings sell up to 5,703,534 shares of our common stock. Each time that we or the selling stockholders offer and sell securities using this prospectus, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data and obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management's knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.

        References in this prospectus to "Tactile", "we", "our", "us" and "the Company" refer to Tactile Systems Technology, Inc., a Delaware corporation, and its wholly-owned subsidiary.

 WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

        We also make our SEC filings available, free of charge, on or through our website at www.tactilemedical.com. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

Incorporation by Reference

        We "incorporate by reference" into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that all the securities offered by this prospectus are sold (in each case, other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 27, 2017;

  •
  our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 8, 2017 and August 7, 2017, respectively;

  •
  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2017;

  •
  our Current Reports on Form 8-K filed with the SEC on March 10, 2017, May 11, 2017 and August 1, 2017; and

  •
  the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on June 10, 2016, including any amendment or report filed with the SEC for the purpose of updating such description.

        All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

Tactile Systems Technology, Inc.
1331 Tyler Street NE, Suite 200
Minneapolis, MN 55413
Attention: Secretary
(612) 355-5100

        You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, the selling stockholders nor any underwriters or agents, have authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "ongoing," "plan," "potential," "predict," "project," "should," "target," "will," "would," or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors referenced in the section "Risk Factors" of our most recent Annual Report on Form 10-K and of our subsequent Quarterly Reports on Form 10-Q (including any amendments thereto), which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act.

        Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:

  •
  our expectations regarding the potential market size and widespread adoption of our products;

  •
  our ability to increase awareness of lymphedema and chronic venous insufficiency and to demonstrate the clinical and economic benefits of our solutions to clinicians and patients;

  •
  developments and projections relating to our competitors or our industry;

  •
  the expected growth in our business and our organization, including outside of the United States;

  •
  our ability to achieve and maintain adequate levels of coverage or reimbursement for our products and the effect of changes to the level of Medicare coverage;

  •
  our financial performance, our estimates of our expenses, future revenues, capital requirements and our needs for, or ability to obtain, additional financing;

  •
  our ability to retain and recruit key personnel, including the continued development and expansion of our sales and marketing organization;

  •
  our ability to obtain an adequate supply of components for our products from our third party suppliers;

  •
  our ability to obtain and maintain intellectual property protection for our products or avoid claims of infringement;

  •
  our ability to identify and develop new products;

  •
  our compliance with extensive government regulation;

  •
  the volatility of our stock price; and

  •
  our expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

 THE COMPANY

        We are a medical technology company that develops and provides innovative medical devices for the treatment of chronic diseases. Our mission is to help people suffering from chronic diseases live better and care for themselves at home. We focus our efforts on advancing the standard of care in treating chronic diseases in the home setting to improve patient outcomes and quality of life and help control rising healthcare expenditures. Our initial area of therapeutic focus is vascular disease, with a goal of advancing the standard of care in treating lymphedema and chronic venous insufficiency. We possess a unique, scalable platform to deliver at-home healthcare solutions throughout the United States. This evolving home care delivery model is recognized by policy-makers and insurance payers as a key for controlling rising healthcare costs. Our solutions deliver cost-effective, clinically proven, long-term treatment for patients with these chronic diseases.

        Our proprietary products are the Flexitouch, Entre, and Actitouch systems. A predecessor to our Flexitouch system received 510(k) clearance from the U.S. Food and Drug Administration, or the FDA, in July 2002, and we introduced the system to address the many limitations of self-administered home-based manual lymphatic drainage therapy. We began selling our more advanced Flexitouch system after receiving 510(k) clearance from the FDA in October 2006. In September 2016, we received 510(k) clearance from the FDA for the Flexitouch system in treating lymphedema of the head and neck. In June 2017, we announced that we received 510(k) clearance from the FDA for the Flexitouch Plus, the third-generation version of our Flexitouch system. We derive the vast majority of our revenues from our Flexitouch system.

        In September 2012, we acquired our second proprietary product, the Actitouch system. The system received 510(k) clearance from the FDA in June 2013, and we began selling the product in September 2013 to address the many limitations of multilayered bandages that are worn by patients suffering from venous leg ulcers. We also introduced our Entre system in the United States in February 2013. The Entre system is sold to patients who need a more basic pump or who do not yet qualify for insurance reimbursement for an advanced compression device such as our Flexitouch system.

        To support the growth of our business, we invest heavily in our commercial infrastructure, consisting of our direct sales force, home training resources, reimbursement capabilities and clinical expertise. We market our products in the United States using a direct-to-patient and -provider model. Our direct sales force has grown from three representatives in March 2005 to a team of over 145 people as of June 30, 2017. This model allows us to directly approach patients and clinicians, whereby we disintermediate the traditional durable medical equipment channel, allowing us to capture both the manufacturer and distributor margins. We also utilize over 400 licensed, independent healthcare practitioners as home trainers who educate patients on the proper use of our systems. We invest substantial resources in our reimbursement operations group of over 75 people that focuses on verifying case-by-case benefits, obtaining prior authorization, billing and collecting payments from payers, and providing customer support services. Our payer relations group of 25 people is responsible for developing relationships with insurance payer decision-makers to educate them on our product efficacy, develop overall payer coverage policies and reimbursement criteria, manage Medicare patient claims and contracts with payers, and serve as an advocacy liaison between patients, clinicians and payers throughout the appeals process. We also have a clinical team, consisting of a scientific advisory board, as well as in-house therapists and nurses, that serves as a resource to clinicians and patients and guides the development of clinical evidence in support of our products.

        Our patients are reimbursed by government and private payers for the purchase of our products pursuant to established rates with each payer. We rely on third-party contract manufacturers for the sourcing of parts, the assembly of our controllers and the manufacturing of the garments used with our systems. We conduct final assembly of the garments used with our Flexitouch system, perform quality assurance, and ship our products from our facility in Minneapolis, Minnesota.

        We were originally incorporated in Minnesota under the name Tactile Systems Technology, Inc. on January 30, 1995. During 2006, we established a merger corporation and subsequently, on July 21, 2006, merged with and into this merger corporation, resulting in us being reincorporated as a Delaware corporation. The resulting corporation assumed the name Tactile Systems Technology, Inc. In September 2013, we began doing business as "Tactile Medical." Our principal executive offices are located at 1331 Tyler Street NE, Suite 200, Minneapolis, Minnesota 55413 and our telephone number is (612) 355-5100.

        We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, as a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. Section 107 of the JOBS Act provides that we can elect to opt out of the extended transition period at any time, which election is irrevocable.

        Subject to certain conditions, as an emerging growth company, we are relying on certain of the exemptions and reduced reporting requirements of the JOBS Act, including without limitation, from providing an auditor's attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 and from complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an emerging growth company until the earliest of: (a) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (b) the last day of 2021; (c) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include expansion of our sales, marketing, reimbursement, clinical, regulatory and product development activities, and for working capital, general and administrative expenses and other general corporate purposes. We may also use a portion of our net proceeds to acquire or invest in complementary products, technologies or businesses, although we have no present commitments to complete any such transaction. The amounts and timing of our expenditures will depend on numerous factors, including the rate of adoption of our devices, the expenses we incur in sales and marketing our devices, the scope of research and development efforts, the timing and success of any clinical trials we may commence in the future, and the timing of regulatory submissions.

        Accordingly, our management will have broad discretion over the use of the net proceeds from the sale of any securities offered by us. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

		Year Ended December 31,
	Six Months Ended June 30, 2017
		2016	2015	2014
Ratio of Earnings to Fixed Charges(1)	N/A	N/A	N/A	N/M
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(2)	N/A	2.31	0.76	1.18

(1)
For the six months ended June 30, 2017, the year ended December 31, 2016 and the year ended December 31, 2015, there were no fixed charges, and therefore the ratio is not applicable. For the year ended December 31, 2014, earnings exceeded fixed charges by $3.8 million, and therefore the ratio is not meaningful.

(2)
For the six months ended June 30, 2017, there were no fixed charges and no preferred stock outstanding, and therefore the ratio is not applicable. For the year ended December 31, 2015, the dollar amount of the deficiency of earnings available to cover combined fixed charges and preferred stock dividends was $1.1 million.

        For purposes of these ratios, (i) "earnings" consist of income (loss) before income taxes plus fixed charges; (ii) "fixed charges" consist of interest on short-term borrowings and long-term debt; and (iii) "preferred stock dividends" consist of the amount of pre-tax earnings required to pay dividends on outstanding shares of preferred stock, calculated as the amount of the dividend divided by the result of 1 minus the effective income tax rate.

SELLING STOCKHOLDERS

        This prospectus covers the sale from time to time of up to 5,703,534 shares of common stock by the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus.

        Except as otherwise disclosed in the footnotes in the table below with respect to any selling stockholder, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

        The selling stockholders acquired the shares of our common stock covered by this prospectus upon the conversion, at the time of our initial public offering, of shares of preferred stock that the stockholders received in connection with preferred stock financings entered into prior to our initial public offering. The selling stockholders have certain rights with respect to registration of the shares of our common stock under the Securities Act pursuant to the terms of an investors' rights agreement, as more fully described under "Description of Capital Stock—Registration Rights." Pursuant to the investors' rights agreement, Galen Partners V, L.P. and certain of its affiliated entities have requested the registration of 3,702,236 shares of our common stock, and Radius Venture Partners III, LLC and certain of its affiliated entities have requested the registration of 2,001,298 shares of our common stock.

        The following table sets forth the name of each selling stockholder, the number of shares owned by each of the respective selling stockholders, the number of shares that may be offered under this prospectus and the number and percentage of shares of our common stock owned by the selling stockholders assuming all of the shares covered hereby are sold. The number of shares in the column "Number of Shares Being Offered" represents all of the shares that a selling stockholder may offer under this prospectus. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.

        The information set forth below is based upon information obtained from the selling stockholders.

			Shares of Common Stock Owned After Offering
	Shares of Common Stock Owned Prior to Offering	Number of Shares Being Offered
Name of Beneficial Owner			Number	Percent
Galen Partners V, L.P. and affiliated entities(1)	3,702,236	3,702,236	0	—%
Radius Venture Partners III, LLC and affiliated entities(2)	2,001,298	2,001,298	0	—%

(1)
Galen Partners V, L.L.C. ("Galen") is the General Partner of Galen Partners V, L.P. ("Galen LP") and of Galen Partners International V, L.P. ("Galen International"). Zubeen P. Shroff, who was a member of our Board of Directors from September 2007 until May 2017, L. John Wilkerson and David Jahns are the managing directors of Galen and are members of Galen Management, L.L.C. ("Management"). Each of Galen LP, Galen International and Management has sole power to vote or to direct the vote of, and sole power to dispose or to direct the disposition of, 3,366,917, 287,511 and 47,808 shares of our common stock, respectively; and each of Galen and each of the named individuals has shared power to vote or to direct the vote of, and shared power to dispose or to direct the disposition of, 3,702,236 shares of our common stock listed in the table above.

(2)
Radius Venture Partners III, LLC ("Radius GP") is the general partner of each of Radius Venture Partners III, L.P. ("Radius III, LP"), Radius Venture Partners III QP, L.P. ("Radius III QP, LP") and Radius Venture Partners III (Ohio), L.P. ("Radius III (Ohio), LP") and as such Radius GP may be deemed to have voting and dispositive power with respect to the shares of common stock held by each of these limited partnerships. Jordan Davis, a member of our Board of Directors, and Daniel Lubin are the managing members of Radius GP and as such these individuals may be deemed to share voting and dispositive power with respect to such shares. Of the shares of common stock represented, Radius III, LP owns 150,769 shares, Radius III (Ohio), LP owns 206,480 shares and Radius III QP, LP owns 1,644,049 shares.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

        Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of August 22, 2017, we had 17,620,925 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights and Election of Directors

        Except as otherwise provided by law or by resolution adopted by the board of directors designating the rights, powers and preferences of any series of preferred stock, holders of our common stock have the exclusive right to vote for the election of directors and for all other purposes. All shares of common stock are entitled to one vote per share and do not have any cumulative voting rights.

        An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Except as otherwise required by our amended and restated certificate of incorporation, other matters are decided by the affirmative vote of a majority of the shares of stock represented at a meeting and entitled to vote on the subject matter. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock then entitled to vote at an election of directors.

Dividends

        Subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by the board of directors.

Registration Rights

        Certain holders of our common stock have the right to require us to register under the Securities Act certain shares they acquired in private placements prior to our initial public offering, under specified circumstances as described below. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

        These registration rights are provided under the terms of an investors' rights agreement between us and the holders of these shares, which was entered into in connection with our preferred stock financings, and include Form S-1 demand registration rights, Form S-3 demand registration rights and piggyback registration rights, subject to certain exceptions. In any registration made pursuant to such investors' rights agreement, all fees, costs and expenses of underwritten registrations will be borne by us, and all selling expenses, including underwriting discounts and commissions, will be borne by the holders of the shares being registered, subject to certain exceptions. The registration rights terminate August 2, 2019 or, with respect to any particular stockholder, at such time that the stockholder can sell all of its shares during any three-month period pursuant to Rule 144 of the Securities Act.

        Form S-1 Demand Registration Rights.    The holders of an aggregate of 5,939,984 shares of our common stock, or certain of their permitted transferees, are entitled to certain Form S-1 demand registration rights. Under the terms of the investors' rights agreement, we will be required, upon the written request of holders of at least a majority of the shares that are entitled to registration rights under the investors' rights agreement and so long as the anticipated aggregate offering price of the shares to be offered and sold under such registration statement is at least $10 million (net of underwriting discounts and commissions, stock transfer taxes and any other expenses of the such stockholders), to register on a Form S-1 registration statement, within 60 days after receiving such request, all of these shares plus any additional shares requested to be included in such registration requested by any other stockholders within 20 days after notice of such registration is given by us. We are required to effect only three registrations pursuant to this provision of the investors' rights agreement. We will not be required to effect a Form S-1 demand registration during the period from 60 days prior to the filing to 90 days following the effectiveness of a company-initiated registration statement relating to a public offering of our securities. These registration rights are subject to specified conditions and limitations, including our ability to defer the filing of a registration statement with respect to an exercise of such Form S-1 registration rights for up to 90 days once per 12-month period under certain circumstances.

        Form S-3 Demand Registration Rights.    The holders of an aggregate of 5,939,984 shares of our common stock, or certain of their permitted transferees, are entitled to certain Form S-3 registration rights, upon the written request of the holders of at least 20% of the shares that are entitled to registration rights under the investors' rights agreement and so long as the aggregate amount of shares to be offered and sold under such registration statement on Form S-3 is at least $2.5 million (net of underwriting discounts and commissions, stock transfer taxes and any other expenses of the such stockholders). We are only obligated to file up to two registration statements on Form S-3 within a 12-month period pursuant to this provision of the investors' rights agreement. We will not be required to effect a Form S-3 demand registration during the period from 30 days prior to the filing to 90 days following the effectiveness of a company-initiated registration statement relating to a public offering of our securities. These registration rights are subject to specified conditions and limitations, including our ability to defer the filing of a registration statement with respect to an exercise of such Form S-3 registration rights for up to 90 days once per 12-month period under certain circumstances.

        Piggyback Registration Rights.    The holders of an aggregate of 5,939,984 shares of our common stock, or certain of their permitted transferees, are entitled to certain piggyback registration rights. If we register any of our securities for our own account, the holders of these shares are entitled to include their shares in the registration upon written request made within 20 days after notice of such registration is given by us. Both we and the underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to limitations set forth in the investors' rights agreement.

Other Rights and Preferences

        Holders of common stock have no preemptive or conversion rights or other subscription rights.

Liquidation

        Upon our liquidation, dissolution or winding-up, the holders of common stock would be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and the satisfaction of any liquidation preferences granted to the holders of outstanding shares of preferred stock.

Fully Paid and Non-Assessable

        All outstanding shares of common stock are fully paid and non-assessable.

Listing

        Our common stock is listed on The NASDAQ Global Market under the symbol "TCMD." On August 22, 2017, the closing price for our common stock, as reported on The NASDAQ Global Market, was $33.12 per share.

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

        Our amended and restated certificate of incorporation provides that we may issue up to 50,000,000 shares of preferred stock in one or more series as may be determined by our board of directors. Our board of directors has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares in each series, without any vote or action of the stockholders:

  •
  the number of shares;

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  the designations, powers, preferences and relative participation, optional or other rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and

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  any qualifications, limitations or restrictions.

        We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as authorized and unissued shares of common stock, are available for issuance without action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Our board of directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although our board of directors has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

        We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation having the effect of increasing the proportionate share of the stock owned by the interested stockholder, subject to exceptions; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person (i) who, together with affiliates and associates, owns 15% or more of a corporation's voting stock or (ii) who is an affiliate of the corporation and owned, together with affiliates and associates, 15% or more of the corporation's voting stock within three years prior to the determination of interested stockholder status.

        A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of, and do not currently intend to opt out of, this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaws

        Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control of our company or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  permit our board of directors to issue up to 50,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

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  provide that the authorized number of directors may be changed by resolution of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that directors may only be removed for cause by the holders of at least 75% of the voting power of the shares eligible to vote for directors;

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  provide that a special meeting of stockholders may be called only by our chief executive officer, the chairman of our board of directors or by our board of directors;

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  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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  provide that our by-laws may be amended or repealed by our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors;

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice; and

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  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

        Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, any or all internal corporate claims, which shall include claims, including claims in the right of our company, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which Title 8 of the Delaware General Corporation Law confers jurisdiction upon the Delaware Court of Chancery, shall be brought solely and exclusively in a state court located within the State of Delaware (or, if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware). It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

        The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

        The senior debt securities will be issued under an indenture, referred to herein as the "senior indenture," between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the "subordinated indenture," between us and the trustee named in the applicable prospectus supplement.

        We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.

General

        The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

        The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See "—Subordination" below.

        The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

        Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

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  the title and type of the debt securities;

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  any limit on the total principal amount of the debt securities of that series;

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  the price at which the debt securities will be issued;

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  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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  the maturity date or dates of the debt securities or the method by which those dates can be determined;

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  if the debt securities will bear interest:

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  the interest rate on the debt securities or the method by which the interest rate may be determined;

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  the date from which interest will accrue;

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  the record and interest payment dates for the debt securities; and

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  the first interest payment date;

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  the place or places where:

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  we can make payments on the debt securities;

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  the debt securities can be surrendered for registration of transfer or exchange; and

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  notices and demands can be given to us relating to the debt securities and under the applicable indenture;

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  any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

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  any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

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  whether the debt securities will be convertible and, if so, the terms and conditions of any such conversion;

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  if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

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  whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under "—Book-Entry, Delivery and Form" will not apply to such global securities—a "global security" is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

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  whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

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  whether any additional amounts will be payable;

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  the denominations of the debt securities, if other than $1,000 and any integral multiple thereof for registered securities, and $5,000 for bearer securities;

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  any portion of the principal amount of debt securities that shall be payable upon acceleration;

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  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

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  any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and the manner in which the exchange rate shall be determined;

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  whether the provisions described below under the heading "—Defeasance" will not apply to the debt securities;

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  any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

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  any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

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  the identity of the trustee, security registrar and paying agent for the debt securities;

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  any material tax implications of the debt securities;

  •
  any special provisions relating to the payment of any additional amounts on the debt securities; and

  •
  any other terms of the debt securities.

        When we use the term "holder" in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Exchange and Transfer

        At the option of the holder, any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange, subject to limitations with respect to bearer securities in global form. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under "—Book-Entry, Delivery and Form" below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

        We will not be required to:

  •
  issue, register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

  •
  register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments

        Payments.    Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the "paying agent."

        Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

        Recipients of Payments.    The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the paying agent in trust for the benefit of the person entitled to such principal, premium or interest of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. An "interest payment date" for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable. (Section 307, 1003)

        Book-Entry Debt Securities.    The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as "DTC," or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The "depositary" means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary's participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

        Certificated Debt Securities.    Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:

  •
  by check mailed to the address of the person entitled to payment as shown on the security register; or

  •
  by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

Redemption and Repayment of Debt Securities

        Optional Redemption by Us.    If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. (Section 1104)

        A partial redemption of the debt securities may be effected by such method as required by us, the registrar or the trustee, and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. (Section 1107) If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary's customary procedures. We have been advised that it is DTC's practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

        Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

        Repayment at Option of Holder.    If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.

        Each holder desiring to exercise such holder's option for repayment shall surrender the debt security to be repaid, together with written notice of the exercise, at least 30 days but not more than 45 days prior to the repayment date, at any of our offices or agencies in a place of payment, setting forth the principal amount of the debt security, the principal amount of the debt security to be repaid, and in the case of partial repayment, shall specify the denomination or denominations of the debt securities of the same series and the portion of the principal amount which is not to be repaid. (Section 1303)

        Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination. (Section 1303)

        If a debt security is represented by a global security, the depositary or the depositary's nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary's nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

        We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

        Unless we state otherwise in the applicable prospectus supplement, the debt securities may be issued in registered form in denominations of $1,000 each and integral multiples of $1,000 in excess thereof, or in bearer form in denominations of $5,000. (Section 302).

Consolidation, Merger or Sale

        Each of the indentures permits a consolidation or merger between us and another entity, subject to certain conditions. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

  •
  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

  •
  immediately after giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)

        If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)

Modification and Waiver

        Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

  •
  a change in the stated maturity date of any payment of principal or interest;

  •
  a reduction in payments due on the debt securities;

  •
  a change in the place of payment or currency in which any payment on the debt securities is payable;

  •
  a limitation of a holder's right to sue us for the enforcement of payments due on the debt securities;

  •
  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

  •
  a reduction in the requirements contained in the applicable indenture for quorum or voting;

  •
  a limitation of a holder's right, if any, to repayment of debt securities at the holder's option; and

  •
  a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

        Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

        In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

  •
  a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an "event of default," when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment on debt securities of that series when due;

  •
  failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

  •
  certain events in bankruptcy, insolvency or reorganization; or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513)

        Each of the indentures requires us to file an officers' certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. (Section 1005) The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee security or indemnity satisfactory to the trustee. (Sections 601, 603) If satisfactory indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee. (Sections 512, 601)

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

  •
  the trustee has not started such proceeding within 60 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

        However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment, subject to limitations with respect to subordinated debt securities.

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

  •
  we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

  •
  we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit, defeasance and discharge had been made; and

  •
  if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

        When we use the term "Eligible Instruments" in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:

  •
  monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest; or

  •
  direct obligations of the United States for the payment of which its full faith and credit is pledged , or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

        In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

  •
  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading "—Defeasance and Discharge," we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect. (Section 1501)

        If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

Subordination

        The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our "Senior Debt" includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:

  •
  any liability for federal, state, local or other taxes owed or owing by us;

  •
  our indebtedness to any of our subsidiaries;

  •
  our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and

  •
  any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities. (Section 101 of the subordinated indenture)

        If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

  •
  the payments or distributions consist of securities issued by us or another company in connection with a plan of dissolution, reorganization, readjustment or winding up; and

  •
  payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of dissolution, reorganization, readjustment or winding up at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1601 of the subordinated indenture)

        If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

  •
  the holders of subordinated debt securities,

  •
  together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

        will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

        If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

  •
  the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

  •
  payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1601 of the subordinated indenture)

        Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

        We may modify or amend the subordinated indenture as provided under "—Modification and Waiver" above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Payment of Additional Amounts

        Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Book-Entry, Delivery and Form

        We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or "Clearstream," and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or "Euroclear," and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. This information could change at any time. In addition, we have no control over DTC, Clearstream or Euroclear, or any of their participants, and therefore we take no responsibility for their activities.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the "U.S. Depositaries"), which U.S. Depositaries will, in turn, hold interests on behalf of their participants' customers' securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

  •
  at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

  •
  we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

  •
  an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

        A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

        We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

  •
  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

  •
  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

  •
  the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        We understand that DTC's current practice is to credit direct participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

        We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

        The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

        We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or "Clearstream Participants," and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

        We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the "Euroclear Operator," under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

        We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

        Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

        If any offered debt securities are convertible at the option of the holders or exchangeable at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Governing Law

        The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  •
  the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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  the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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  the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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  the terms of any rights to redeem or call the warrants;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  a discussion of certain United States federal income tax consequences applicable to the warrants; and

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  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled to:

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  vote, consent or receive dividends;

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  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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  exercise any rights as stockholders of Tactile.

        Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

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  the date of determining the security holders entitled to the rights distribution;

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  the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

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  the exercise price;

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  the conditions to completion of the rights offering;

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  the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

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  a discussion of certain United States federal income tax consequences applicable to the rights offering.

        Each right would entitle the holder of the rights to purchase for cash shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

        If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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  the title of the series of units;

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  identification and description of the separate constituent securities comprising the units;

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  the price or prices at which the units will be issued;

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  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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  a discussion of certain United States federal income tax considerations applicable to the units; and

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  any other terms of the units and their constituent securities.

 PLAN OF DISTRIBUTION

        We or the selling stockholders may sell the securities from time to time in any one or more of the following ways:

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  directly to one or more purchasers, including through a specific bidding, auction or other process;

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  to purchasers through agents;

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  directly to agents;

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  to or through brokers or dealers;

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  to the public through underwriting syndicates led by one or more managing underwriters;

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  in privately negotiated transactions;

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  in block trades;

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  to one or more underwriters acting alone for resale to investors or to the public; and

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  through a combination of any these methods or any other method permitted by law.

        The securities may be distributed from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices;

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  at varying prices determined at the time of sale; or

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  at negotiated prices.

        Any of the prices may represent a discount from the then prevailing market prices.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Each time that we or any of the selling stockholders sell securities using this prospectus, we or the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, as applicable.

        Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

        If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or the selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

        Any common stock will be listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders or borrowed from us or the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        The underwriters, dealers and agents may have relationships with, engage in transactions with or perform services for us or one or more of our affiliates and/or the selling stockholders or one or more of their respective affiliates in the ordinary course of business for which they receive compensation.

        We, the selling stockholders, underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

 LEGAL MATTERS

        Faegre Baker Daniels LLP, Minneapolis, Minnesota, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of us. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

        The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

2,750,000 Shares

TACTILE SYSTEMS TECHNOLOGY, INC.

Common Stock

PROSPECTUS SUPPLEMENT

William Blair

Piper Jaffray

Guggenheim Securities

Canaccord Genuity

                        , 2017